EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                                   ITEQ, INC.,
                             AMEREX INDUSTRIES, INC.
                                       AND
                              AI ACQUISITION CORP.

                                FEBRUARY 9, 2001
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                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I DEFINITIONS........................................................1

      1.1   Definitions......................................................1

      1.2   Certain Interpretive Matters.....................................8

ARTICLE II SALE AND PURCHASE OF ASSETS.......................................9

      2.1   Purchased Assets.................................................9

      2.2   Excluded Assets.................................................11

      2.3   Nonassignable Contracts, Leases and Permits.....................12

ARTICLE III ASSUMPTION OF LIABILITIES.......................................13

      3.1   Liabilities Assumed by Purchaser................................13

      3.2   Liabilities Not Assumed by Purchaser............................13

ARTICLE IV PURCHASE PRICE AND CLOSING PAYMENTS..............................14

      4.1   Purchase Price..................................................14

      4.2   Estimated Closing Working Capital...............................14

      4.3   Post-Closing Purchase Price Adjustment..........................14

      4.4   Adjustments to Purchase Price...................................16

      4.5   Allocation of Purchase Price....................................16

ARTICLE V CLOSING AND CLOSING DELIVERIES....................................17

      5.1   The Closing.....................................................17

      5.2   Deliveries of Seller............................................17

      5.3   Deliveries by Purchaser.........................................18

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER.........................18

      6.1   Representations and Warranties of the Stockholder and Seller....18

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................31

      7.1   Corporate Existence and Power...................................31

      7.2   Corporate Authorization; Enforceability.........................32

      7.3   Governmental Authorization......................................32

      7.4   Non-Contravention...............................................32

      7.5   Litigation......................................................32

      7.6   Finders' Fees...................................................33

ARTICLE VIII CERTAIN COVENANTS..............................................33

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                                TABLE OF CONTENTS
                                   (continued)
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      8.1   Conduct of Business of Seller...................................33

      8.2   Exclusive Dealing...............................................34

      8.3   Review of Seller; Confidentiality...............................34

      8.4   Reasonable Best Efforts.........................................35

      8.5   Employees and Benefit Plans.....................................35

      8.6   Books and Records...............................................38

      8.7   Bulk Transfer Laws..............................................39

      8.8   Collection of Payments..........................................39

      8.9   Use of Names....................................................39

      8.10  Further Assurances..............................................39

      8.11  Insurance.......................................................40

      8.12  Certain Tax Matters.............................................40

ARTICLE IX CONDITIONS TO CLOSING............................................40

      9.1   Conditions to Obligations of Purchaser..........................40

      9.2   Conditions to Obligations of Seller.............................41

ARTICLE X SURVIVAL; INDEMNIFICATION.........................................42

      10.1  Survival........................................................42

      10.2  Indemnification.................................................42

      10.3  Procedures......................................................43

      10.4  Payment and Treatment of Indemnification Payments...............44

      10.5  Reassignment of Accounts Receivable.............................44

      10.6  Indemnification and Special Procedures for Warranty Claims......45

ARTICLE XI MISCELLANEOUS....................................................45

      11.1  Termination.....................................................45

      11.2  Notices.........................................................46

      11.3  Amendments and Waivers..........................................47

      11.4  Expenses........................................................47

      11.5  Successors and Assigns..........................................48

      11.6  No Third-Party Beneficiaries....................................48

      11.7  Governing Law...................................................48

      11.8  Risk of Loss....................................................48

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                                TABLE OF CONTENTS
                                   (continued)
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      11.9  Public Announcements............................................48

      11.10 Jurisdiction....................................................48

      11.11 Counterparts....................................................49

      11.12 Table of Contents; Headings.....................................49

      11.13 Entire Agreement................................................49

      11.14 Severability; Injunctive Relief.................................49


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                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT, dated as of February 9, 2001, by and among ITEQ, INC., a Delaware corporation (the "STOCKHOLDER"), AMEREX INDUSTRIES INC., a Delaware corporation and wholly owned subsidiary of the Stockholder ("SELLER"), and AI ACQUISITION CORP., a Delaware corporation ("PURCHASER") and wholly owned subsidiary of BENETECH, INC., an Illinois corporation.

                                    RECITALS

      A. Seller is in the dust management and pollution control business and, among other things, designs, manufacturers, engineers, repairs, services and installs air filtration, gas cleaning and heat recovery systems (the "BUSINESS").

      B. Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, all of the assets, properties and rights of Seller (other than the Excluded Assets), subject to the Assumed Liabilities, upon the terms and conditions of this Agreement.

      Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms, as used herein, have the following meanings:

      "ACCOUNTANTS" has the meaning set forth in Section 4.3(b).

      "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 2.1(a)(v).

      "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. For the purposes of this Agreement, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

      "AGREEMENT" means this Asset Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

      "{intentionally omitted} LICENSING AGREEMENT" means the {intentionally omitted} License Agreement by Seller and {intentionally omitted}.
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      "ANCILLARY AGREEMENTS" means the Employment Agreement, the Non-Competition
Agreement and all other instruments, certificates, bills of sale and other agreements entered into by Seller in connection with the consummation of the transactions contemplated by this Agreement.

      "ASSIGNED CONTRACTS" has the meaning set forth in Section 2.1(a)(iv).

      "ASSUMED LIABILITIES" has the meaning set forth in Section 3.1(b).

      "BALANCE SHEET DATE" means October 31, 2000.

      "BENEFIT PLAN" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, and any other plan, program, agreement, arrangement, policy, contract, commitment or scheme, written or oral, statutory or contractual, that provides for compensation or benefits, including any deferred compensation, executive compensation, bonus or incentive plan, any cafeteria plan or any holiday or vacation plan or practice.

      "BULK TRANSFER LAWS" has the meaning set forth in Section 8.7.

      "BUSINESS" has the meaning set forth in Recital A.

      "BUSINESS DAY" means a day that is not a Saturday, Sunday or a day on which commercial banking institutions located in New York City, New York or Houston, Texas are authorized or required to close.

      "CAP" has the meaning set forth in Section 10.2(a).

      "CAPITALIZED LEASE OBLIGATIONS" means, for any applicable period, the obligations of such Person that are required to be classified and accounted for as capital lease obligations under GAAP, together with all obligations to make termination payments under such capitalized lease obligations.

      "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

      "CASH AND CASH EQUIVALENTS" means all available cash and cash equivalents of Seller, including marketable securities.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss. 9601, ET SEQ., as amended.

      "CLOSING" has the meaning set forth in Section 5.1.

      "CLOSING CASH CONSIDERATION" has the meaning set forth in Section 4.1.

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      "CLOSING DATE" has the meaning set forth in Section 5.1.

      "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 4.3(a).

      "CLOSING STATEMENT" has the meaning set forth in Section 4.3(a).

      "CLOSING WORKING CAPITAL BALANCE" has the meaning set forth in Section 4.3(a).

      "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "CONSTITUENT OF CONCERN" means any substance defined as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the generation, recycling, use, treatment, storage, transportation, Release, disposal or exposure of or to which is subject to regulation under any Environmental Law.

      "CONTRACTS" has the meaning set forth in Section 6.1.11(a).

      "COVENANT PERIOD" means the period commencing on the date of this Agreement and terminating on the expiration of the Covenant Period contained in the Non-Competition Agreement.

      "DAMAGES" has the meaning set forth in Section 10.2(a).

      "DIRECT CLAIM" has the meaning set forth in Section 10.3(c).

      "EMPLOYMENT AGREEMENT" means the employment, confidentiality and non-competition agreement between Purchaser and Kindred in the form of EXHIBIT A hereto.

      "ENVIRONMENTAL CLAIMS" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information, investigations or proceedings relating in any way to the Release of Constituents of Concern or any Environmental Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from an alleged injury or threat of injury to human health and safety or the environment.

      "ENVIRONMENTAL CONDITION" means a condition with respect to the environment which has resulted or could reasonably be expected to result in a material loss, liability, cost or expense to Seller.

      "ENVIRONMENTAL LAW" means any Law, administrative interpretation, administrative order, consent decree or judgment, relating to the environment, human health and safety, including CERCLA, and any state and local counterparts or equivalents.

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      "ENVIRONMENTAL PERMITS" means all Permits, licenses, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

      "ERISA AFFILIATE" means any Person that, together with Seller, would be considered a single employer within the meaning of Section 4001 of ERISA or
Section 414 of the Code.

      "ESTIMATED CLOSING WORKING CAPITAL BALANCE" has the meaning set forth in
Section 4.2.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

      "EXCLUDED RECEIVABLES" means the Company's Wheeling-Pittsburgh and Ameristeel receivables in amounts of $165,000, in the aggregate, as of the date hereof.

      "FINANCIAL STATEMENT PRINCIPLES" has the meaning set forth in Section 4.3(a).

      "GAAP" means U.S. generally accepted accounting principles, consistently applied.

      "GOVERNMENTAL AUTHORITY" means any domestic or foreign governmental or regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality thereof, or any governmental court, arbitral tribunal or other body administering alternative dispute resolution.

      "INDEBTEDNESS" means with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of the property or services, except trade payables incurred in the Ordinary Course of Business, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all Capitalized Lease Obligations, (f) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with GAAP, and (g) all indebtedness of any other Person of the type referred to in clauses (a) to (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 10.3(a).

      "INDEMNIFYING PARTY" has the meaning set forth in Section 10.3(a).

      "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, product designation, logo, slogan, invention, patent, trade secret, copyright, know-how, proprietary design or process, computer software and database, Internet address or domain name (including

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any registrations or applications for registration or renewal of any of the foregoing), research in progress, or any other similar type of proprietary intellectual property right, in each case which is used or held for use or otherwise necessary in connection with the conduct of the Business.

      "INTEREST EXPENSE" means, with respect to Seller, for any applicable period, the sum of, without duplication, (a) the aggregate of the interest expense (net of interest income) of Seller during such period determined in accordance with GAAP and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Seller during such period as determined in accordance with GAAP.

      "INVENTORY" means raw materials, works in progress and finished goods inventory.

      "IRS" means the Internal Revenue Service.

      "KINDRED" means Douglas W. Kindred.

      "LAW" means any federal, foreign, state or local statute, law, rule, regulation, ordinance, code, permit or license.

      "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Seller or the Business; PROVIDED, HOWEVER, that in no event will any of the following constitute a Material Adverse Effect: (i) any effects, changes, events, circumstances, developments or conditions generally affecting the industry in which Seller operates or arising from general business or economic conditions, (ii) any effects, changes, events, circumstances, developments or conditions resulting from any change in Law or GAAP, which affect generally entities like Seller, or (iii) any effect from compliance by Seller with the terms of this Agreement.

      "MONTHLY FINANCIAL STATEMENTS" means (a) the unaudited monthly balance sheets of Seller at the end of each calendar month beginning January 1, 1999 through and including the date of this Agreement (other than November 30, 2000), together with the related monthly statements of earnings and (b) the unaudited monthly balance sheets of Seller at the end of each calendar month beginning with the month this Agreement is executed that are required to be delivered through the Closing Date pursuant to Section 8.4(b), together with the related monthly statements of earnings.

      "NET WORKING CAPITAL" means the difference between (i) the sum of Accounts Receivable (excluding the Excluded Receivables and amounts due from employees of the Business in an aggregate amount exceeding $2,000 and less a reserve for doubtful accounts), Inventory (less a reserve for excess or obsolete inventory), costs in excess of billings (including any long-term portion) and applicable prepaid expenses included in the Purchased Assets and (ii) the sum of

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accounts payable, accrued expenses, reserves and allowances and billings in excess of costs (including any long-term portion) included in the Assumed Liabilities; PROVIDED, HOWEVER, that the year 2000 bonuses payable to the persons listed on SCHEDULE 3.1(A)(IV) shall be fixed at $0.00 in the aggregate.

      "NON-COMPETITION AGREEMENT" means the non-competition agreement between Purchaser and the Stockholder in substantially the form of EXHIBIT B hereto.

      "ORDER" means any judgment, injunction, judicial or administrative order or decree.

      "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of business of such Person, consistent with such Person's past practice and custom, including, with respect to any category, quantity or dollar amount, term and frequency of payment, delivery, accrual, expense or any other accounting entry.

      "PERMIT" has the meaning set forth in Section 6.1.14(b).

      "PERMITTED LIEN" means (a) mechanics' Liens, workmen's Liens, carriers' Liens, repairmen's Liens, landlord's Liens or other like Liens arising or incurred in the Ordinary Course of Business in respect of obligations that are included in the Assumed Liabilities that are not overdue, (b) statutory Liens for Taxes, assessments and other similar governmental charges that are not overdue, (c) Liens incurred or deposits made to secure the performance of bids, contracts, statutory obligations, surety and appeal bonds incurred in connection with the Business and in the Ordinary Course of Business by Seller, or (d) Liens that arise under zoning, land use and other similar imperfections of title that arise in the Ordinary Course of Business and that, in the aggregate, could not reasonably be expected to materially affect the value, use or marketability of the property subject thereto.

      "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

      "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the Closing Date.

      "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) that ends on or before the Closing Date.

      "PRO FORMA WORKING CAPITAL CALCULATION" has the meaning set forth in
Section 4.3.

      "PURCHASE PRICE" has the meaning set forth in Section 4.1.

      "PURCHASED ASSETS" has the meaning set forth in Section 2.1(a).

      "PURCHASER" has the meaning set forth in the introductory paragraph of this Agreement.

      "REAL PROPERTY" has the meaning set forth in Section 6.1.15(b).

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      "REFERENCE BALANCE SHEET" means the balance sheet of Seller as of October
31, 2000, attached hereto as SCHEDULE 2.

      "REFERENCE FINANCIAL STATEMENTS" means the balance sheets of Seller as December 31, 1998 and 1999, together with the related statements of income for the periods then ended, and the Reference Balance Sheet, together with the related statement of income for the ten-month period then ended, all of which are attached hereto as SCHEDULE 3.

      "REFERENCE MONTHLY FINANCIAL STATEMENTS" has the meaning set forth in
Section 6.1.7(b).

      "REFERENCE WORKING CAPITAL BALANCE" means $1,135,000.

      "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Constituents of Concern through or in the air, soil, surface water, groundwater or property.

      "RETAINED LIABILITIES" has the meaning set forth in Section 3.2(b).

      "RETURNS" has the meaning set forth in Section 6.1.9(a)(i).

      "SELECTED PURCHASER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 7.1 (Corporate Existence and Power), 7.2 (Corporate Authorization; Enforceability), 7.3 (Governmental Authorization) and 7.4 (Non-Contravention).

      "SELECTED STOCKHOLDER AND SELLER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 6.1.1 (Corporate Existence and Power), 6.1.2 (Corporate Authorization; Enforceability), 6.1.3 (Governmental Authorization), 6.1.4 (Non-Contravention; Consents), 6.1.5 (Capitalization), 6.1.15(a) and the first three sentences of (b) (Properties; Sufficiency of Assets), 6.1.17 (Environmental Matters) and 6.1.26 (Finders' Fees).

      "SELLER" has the meaning set forth in the introductory paragraph of this Agreement.

      "SELLER DESIGNATED EMPLOYEES" has the meaning set forth in Section 8.5(a).

      "SELLER EMPLOYMENT AGREEMENTS" means the four employment or letter agreements set forth in items (1) through (4) of SCHEDULE 4 hereto.

      "SELLER OFFICE SUBLEASE" means the Sublease, dated March 12, 1999, between the Athlete's Foot Group Inc. and Seller relating to the subleased premises located at 1950 Vaughan Road, Kennesaw, Georgia 30144, a copy of which is attached hereto as SCHEDULE 5.

      "SELLER PROPERTY" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by Seller.

      "STOCKHOLDER" has the meaning set forth in the introductory paragraph of this Agreement.

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      "SUBSIDIARY" means, with respect to any Person, (a) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture, trust or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner, has a 50% or greater equity interest at the time or otherwise owns a controlling interest.

      "TAX" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, AD VALOREM, value added, transfer, franchise, profits, license, withholding on amounts paid to or by Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (b) any liability of Seller for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of Seller for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (c) any liability of Seller for the payment of any amounts as a result of being a party to any Tax-Sharing Agreements or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

      "TAX-SHARING AGREEMENTS" means all existing Tax-sharing agreements or arrangements (whether or not written) that are binding on Seller.

      "TAXING AUTHORITY" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

      "THIRD-PARTY CLAIM" means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement or who or which is not an Affiliate of any party to this Agreement.

      "TRANSFER" has the meaning set forth in Section 2.1(a).

      1.2 CERTAIN INTERPRETIVE MATTERS. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference will be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words, "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All references to "$" or dollar amounts will

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be to lawful currency of the United States of America. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the Schedules will apply only to its corresponding Section or subsection of this Agreement. Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. To the extent the term "day" or "days" is used, it will mean calendar days unless referred to as a "Business Day."

      (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

      (c) (i) All references to the "knowledge of Seller" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of Seller or the Stockholder whose names are listed on
SCHEDULE 1.2(C)(I) and will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of Seller, the Stockholder and their respective counsel and accountants and (ii) all references to the "knowledge of Purchaser" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of Purchaser or its Affiliates whose names are listed on SCHEDULE 1.2(C)(II) and will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of Purchaser and its counsel and accountants.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

      2.1 PURCHASED ASSETS. (a) At the Closing, Seller will sell, assign, transfer, convey and deliver ("TRANSFER"), free and clear of all Liens (except Permitted Liens), whether legal or equitable, to Purchaser, and Purchaser will purchase and accept from Seller on the terms and subject to the conditions hereinafter set forth, all of the assets, properties, rights and interests owned, claimed, used or held by Seller to the extent existing as of the Closing Date, other than the Excluded Assets (all of such assets, properties, rights and interests being hereinafter collectively referred to as the "PURCHASED ASSETS"), including all right, title and interest of Seller in:

            (i) the personal property described in SCHEDULE 2.1(A)(I), together with the fixtures, furnishings, furniture, equipment, motor vehicles, tools, supplies, spare parts, computers, printers, software, files, books, records, and all other tangible personal property owned or leased by Seller, wherever located, or acquired by Seller in connection with the conduct of the Business between the date hereof and the Closing Date or used by Seller in connection with the conduct of the Business;

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            (ii) the leases of real property described in SCHEDULE 6.1.15(B), together with all rights thereunder to all leasehold improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereof;

            (iii) all Inventory, wherever located, including inventories of work-in-process, stores and supplies of Seller held in connection with the conduct of the Business;

            (iv) all Contracts (other than to the extent that such contracts relate to Retained Liabilities or Excluded Assets), commitments, leases, purchase orders, contracts to purchase raw materials, contracts for services and supplies, contracts to supply or sell products and all of the other agreements (whether written or oral) of Seller relating to the Business, including those Contracts set forth or required to be set forth in SCHEDULE 6.1.11(A) but excluding the {intentionally omitted} Licensing Agreement and the Seller Employment Agreements (collectively, the "ASSIGNED CONTRACTS");

            (v) all accounts and notes receivable (including billed and unbilled) ("ACCOUNTS RECEIVABLE") and all notes receivable of Seller relating to the conduct of the Business;

            (vi) all Intellectual Property Rights of Seller;

            (vii) all licenses, Permits, registrations, and authorizations of Seller;

            (viii) all books and records of Seller relating to the Purchased Assets and the Assumed Liabilities, including all customer and supplier files and lists, sales information, equipment maintenance and warranty information, operating manuals, all correspondence with any customers, suppliers, employees or Governmental Authority, all personnel records related to the Seller Designated Employees, and any other reports, promotional materials, marketing studies, plans and documents prepared by or on behalf of Seller related to the Business, including data stored electronically, but excluding the corporate books and records listed as Excluded Assets;

            (ix) except as described in Section 2.2(b), all prepaid claims, prepaid expense items and deferred charges, credits, advance payments, security and other deposits made by Seller to any other Person relating to the Purchased Assets or the conduct of the Business, in each case other than to the extent relating to the Retained Liabilities or Excluded Assets;

            (x) all third-party indemnities where Seller is an indemnified party and the proceeds afforded thereby, in each case other than to the extent relating to the Retained Liabilities or Excluded Assets;

            (xi) all rights of Seller to manufacturers' warranties and indemnities with respect to any Purchased Asset;

            (xii) the right to use the names set forth in SCHEDULE 2.1(A)(XII), and all variants thereof;

            (xiii) the goodwill of Seller;

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
            (xiv) all telephone and facsimile numbers (together with all other similar numbers), electronic mail addresses and web sites of Seller;

            (xv) all rights of Seller pertaining to any causes of action, lawsuits, judgments, claims, demands, counterclaims, set-offs or defenses Seller may have with respect to the Assumed Liabilities or any of the Purchased Assets, except to the extent relating to the Retained Liabilities or Excluded Assets;

            (xvi) amounts due in respect of any advances or loans to, or notes receivable from, any employee of Seller; and

            (xvii) except for the Excluded Assets, all other assets, properties and rights of every kind and nature of Seller or in which Seller has an interest on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, that, in each case, relate to the Business.

      (b) In confirmation of the foregoing sale, assignment and transfer, Seller will execute and deliver to Purchaser at the Closing such bills of sale and other instruments of assignment and Transfer as Purchaser may reasonably deem necessary or desirable.

      2.2 EXCLUDED ASSETS. Anything in this Agreement to the contrary notwithstanding, the following assets of Seller (the "EXCLUDED ASSETS"), each to the extent existing on the Closing Date, are being retained by Seller and will not be included in the Purchased Assets:

      (a) Cash and Cash Equivalents (in excess of Cash required for Seller to satisfy the requirements of Section 4.2);

      (b) prepaid federal income Tax deposits;

      (c) amounts due in respect of any advances or loans to, or notes receivable from, any shareholder or Affiliate of Seller;

      (d) all books and records of Seller relating to the Excluded Assets or Retained Liabilities, including the corporate charter, related organizational documents and minute books and Tax Returns of Seller;

      (e) all rights of Seller pertaining to any causes of action, lawsuits, judgments, claims, demands, counterclaims, set-offs or defenses Seller may have solely with respect to the Retained Liabilities or any of the Excluded Assets;

      (f) the {intentionally omitted} Licensing Agreement and all drawings, specifications or information provided {intentionally omitted} to Seller pursuant to the {intentionally omitted} Licensing Agreement;

      (g) all assets listed in SCHEDULE 2.2(G) in possession of Seller but owned by third parties;

      (h) all policies of insurance, binders, fidelity, surety or similar bonds and the coverage afforded thereby, except as contemplated under Section 8.11;

      (i) all rights of the Seller to refund of Taxes paid by Seller;

      (j) any rights or claims of the Seller against, or amounts due to Seller from, its Affiliates (including Stockholder); and

      (k) the rights of Seller under this Agreement and under any Ancillary Agreement to which it is a party and the proceeds payable to Seller pursuant to this Agreement.

      2.3 NONASSIGNABLE CONTRACTS, LEASES AND PERMITS. In the case of any Purchased Assets constituting Contracts, leases or Permits that are not by their terms assignable or that require the consent of a third party in connection with the Transfer by Seller, Seller will use its commercially reasonable best efforts to obtain or cause to be obtained in writing prior to the Closing Date any consents necessary to convey the benefits thereof. Purchaser will assist Seller in such manner as may be reasonably requested in connection therewith, including by (i) participating in discussions and negotiations with all persons or entities with the authority to grant or withhold such consent, (ii) substituting Benetech, Inc. ("BENETECH"), to the extent permitted under Benetech's credit agreements or other contracts, for the Stockholder as the corporate guarantor with respect to Purchaser's assumed obligations under the Seller Office Sublease, and (iii) being responsible for any incidental telephone long-distance, delivery, mailing, travel, lodging and employee time expenses associated with either of clauses (i) or (ii); PROVIDED, HOWEVER, that, except with respect to these specified activities, such assistance will not be deemed to require any expenditure of money on the part of Purchaser, whether before or after the Closing Date. If the consent of any third party is not obtained prior to the Closing Date and the Closing occurs notwithstanding the failure to obtain such consent, Seller will use its commercially reasonable best efforts to assist Purchaser in such manner as may reasonably be requested by Purchaser for the purpose of obtaining such consent promptly, including by (a) participating in discussions and negotiations with all persons or entities with the authority to grant or withhold such consent and (ii) being responsible for any incidental telephone long-distance, delivery, mailing, travel, lodging and employee time expenses associated with clause (i); PROVIDED, HOWEVER, that, except with respect to these specified activities, such assistance will not be deemed to require any expenditure of money or financial accommodation on the part of Seller or the Stockholder after the Closing Date. During such period in which the applicable Contract, lease or Permit is not capable of being assigned to Purchaser due to the failure to obtain any required consent, Seller will make such arrangements as may be necessary to enable Purchaser to receive all the economic benefits under such Contract, lease or Permit accruing on and after the Closing Date (including, to the extent permissible, through a sub-contracting, sub-licensing, sub-participation or sub-leasing arrangement, or an arrangement under which Seller would enforce such Contract, lease or Permit for the benefit of Purchaser, with Purchaser, to the extent permissible, assuming Seller's executory obligations and any and all rights of Seller against the other party thereto). If the approval of the other party to such Contract, lease or Permit is obtained, such approval will, as between Seller and Purchaser, constitute a confirmation (automatically and without further action of the parties) that such Contract, lease or Permit is assigned to Purchaser as of the Closing Date, and (automatically and without further action of the parties) that the liabilities with respect to such Contract, lease or Permit are, subject to the terms of this Agreement, assumed as of the Closing Date.

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                                  ARTICLE III

                            ASSUMPTION OF LIABILITIES

      3.1 LIABILITIES ASSUMED BY PURCHASER. (a) Subject to Section 3.2, at the Closing, Purchaser will assume, as of the Closing Date, and will subsequently pay, honor and discharge when due and payable and otherwise in accordance with their terms, (i) all liabilities and obligations of Seller (other than the Retained Liabilities) arising under the terms of the Assigned Contracts, but only to the extent not delinquent or otherwise accrued (but only to the extent such accruals are included in the Closing Working Capital Balance); PROVIDED, HOWEVER, that Purchaser will assume warranty obligations up to the amount set forth in SCHEDULE 6.1.25, (II) all liabilities of a type included under the caption "Current Liabilities" in the Pro Forma Working Capital Calculation (but only to the extent they are included in the Closing Working Capital Balance),
(iii) and any obligations described on SCHEDULE 3.1(A)(III) arising upon the acceptance by a customer of the Business of an open bid described on SCHEDULE 3.1(A)(III), and (iv) the obligation to pay the calendar year 2000 bonuses to the persons, in the amounts (less applicable payroll taxes and withholdings required by law) and on the dates set forth in each case in SCHEDULE 3.1(A)(IV); PROVIDED, HOWEVER, that Purchaser will not assume or be responsible for any such liabilities or obligations (a) of the type listed in EXHIBIT C as "Compensation," "Progress Billings," "Intercompany Payable (Ceilcote)," "Intercompany Payable (ITEQ)," "Income Taxes Payable," "Deferred Income Taxes," "Other Current Liabilities" or "Current Maturities of Long-Term Obligations" or for cash overdrafts or (b) from any breach or default by Seller under any Assigned Contract, all of which liabilities and obligations will constitute Retained Liabilities. Notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection herewith, Purchaser's obligations in respect of the Assumed Liabilities will not extend beyond the extent to which Seller was obligated in respect thereof and will be subject to Purchaser's right to contest in good faith the nature and extent of any liability or obligation.

      (b) The liabilities to be assumed by Purchaser pursuant to Section 3.1(a) are hereinafter sometimes collectively referred to as "ASSUMED LIABILITIES."

      3.2 LIABILITIES NOT ASSUMED BY PURCHASER. (a) Anything in this Agreement to the contrary notwithstanding, Purchaser will not assume, cause to be assumed or be deemed to have assumed, or in any way be liable or responsible for, any liabilities or obligations of Seller, except as specifically provided in Section 3.1(a). Without limiting the generality or effect of the foregoing, Purchaser will not assume, or be responsible or liable with respect to, any liabilities or obligations of Seller or its Affiliates or their respective predecessors-in-interest (except for the Assumed Liabilities), whether or not arising out of or relating to the conduct of the Business or associated with or arising from any of the Purchased Assets or any other rights, properties or assets used in or associated with the Business at any time, and whether fixed or contingent or known or unknown.

      (b) All liabilities or obligations of Seller other than Assumed Liabilities are hereinafter sometimes collectively referred to as the "RETAINED LIABILITIES."

                                   ARTICLE IV

                       PURCHASE PRICE AND CLOSING PAYMENTS

      4.1 PURCHASE PRICE. In consideration for the Transfer by Seller to Purchaser of the Purchased Assets and the assumption by Purchaser of the Assumed Liabilities, Purchaser will deliver to Seller at the Closing the aggregate purchase price (as adjusted pursuant to this Article IV, the "PURCHASE PRICE") in amount equal to $2,850,000 (such amount to be paid at the Closing in accordance with the adjustments set forth in this Article IV, the "CLOSING CASH CONSIDERATION"), payable in cash by wire transfer in immediately available funds to one account designated in writing by Seller at least two days prior to the Closing Date.

      4.2 ESTIMATED CLOSING WORKING CAPITAL. Not less than two Business Days prior to the Closing Date, Seller and Purchaser will prepare and agree on an estimate of the Closing Working Capital Balance (the "ESTIMATED CLOSING WORKING CAPITAL BALANCE") determined in accordance with Section 4.3, as if it were the actual Closing Working Capital Balance, but based upon Seller's and Purchaser's review of monthly and other financial information then available and inquiries of personnel responsible for the preparation of the financial information relating to the Seller in the ordinary course, all in accordance with the policies, principles and methodologies set forth in EXHIBIT C attached hereto. The Purchase Price (and the Closing Cash Consideration) will be decreased dollar-for-dollar by the amount, if any, by which the Estimated Closing Working Capital Balance, determined in accordance with Section 4.3, is less than the Reference Working Capital Balance. Neither the Purchase Price nor the Closing Cash Consideration shall be increased if the Estimated Closing Working Capital Balance is more than the Reference Working Capital Balance.

      4.3 POST-CLOSING PURCHASE PRICE ADJUSTMENT. (a) Within 60 days after the Closing Date, Purchaser will prepare and deliver or cause to be prepared and delivered to Seller a balance sheet of Seller as of the close of business on the Closing Date (the "CLOSING DATE BALANCE SHEET") and a proposed statement of the Net Working Capital of Seller prepared therefrom (the "CLOSING STATEMENT"), in each case, without giving effect to the transactions described in this Agreement to be consummated at the Closing. The Closing Date Balance Sheet and the Closing Statement (i) will reflect, respectively, the financial position of Seller and the components and calculation of the Net Working Capital of Seller in the manner set forth in EXHIBIT C, in each case as of the Closing Date, (ii) will be prepared and determined as of the Closing Date and on a basis consistent with the policies, principles and methodology used in connection with the preparation of the Reference Financial Statements and the Reference Balance Sheet; PROVIDED, HOWEVER, that the amounts for year 2000 employee bonuses and for warranty reserves will be the amounts set forth in the Estimated Closing Working Capital Balance unless, with respect to warranty reserves, such amount is not calculated in accordance with Seller's past practices, which is based on 0.75% of sales, and (iii) will be subject to adjustment in accordance with the policies, principles and methodology encompassed in the pro forma working capital calculation set forth in EXHIBIT C (the "PRO FORMA WORKING CAPITAL CALCULATION") (the policies, principles and methodology in clauses (ii) and (iii) being referred to herein as the "FINANCIAL STATEMENT PRINCIPLES"). Notwithstanding anything contained herein to the contrary, there will be no changes in reserve or accrual policies of Seller between the Balance Sheet Date and the Closing Date without the prior written consent of Purchaser. The Net Working Capital of Seller as of the

Closing Date determined in accordance with this Section 4.3 is referred to herein as the "CLOSING WORKING CAPITAL BALANCE." In the event that the Financial Statement Principles do not include any policies, principles or methodology required to determine the Net Working Capital of Seller, then the Net Working Capital of Seller will be determined on a basis in accordance with GAAP.

      (b) If, within 30 days after the date of Purchaser's delivery of the Closing Date Balance Sheet and the Closing Statement, Seller determines in good faith that the Closing Date Balance Sheet and the Closing Statement have not been prepared or determined in accordance with this Agreement, Seller will give written notice to Purchaser within such 30 day period (i) setting forth Seller's proposed changes to the Closing Date Balance Sheet as prepared by Purchaser and the determination by Seller of the Closing Working Capital Balance and (ii) specifying in reasonable detail Seller's basis for disagreement with Purchaser's preparation and determination of the Closing Date Balance Sheet and the Closing Working Capital Balance. The failure by Seller to so express disagreement and provide such notice within such 30 day period will constitute the acceptance of Purchaser's preparation of the Closing Date Balance Sheet and the computation of the Closing Working Capital Balance. If Purchaser and Seller are unable to resolve any disagreement between them with respect to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance within 15 days after the giving of notice by Seller to Purchaser of such disagreement, the items in dispute will be referred for determination to the Atlanta, Georgia office of PriceWaterhouseCooper LLC (or, if they are unable or unwilling to serve, another nationally recognized "Big 5" accounting firm not affiliated with the Stockholder, Seller or Purchaser) (the "ACCOUNTANTS") as promptly as practicable, but not later than five days after the expiration of such 15 day period. Purchaser and Seller will use reasonable efforts to cause the Accountants to render their decision as soon as practicable thereafter, including by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The parties will instruct the Accountants to make a determination as to each of the items in dispute or affected by items in dispute (but only those items in dispute or affected by items in dispute) (A) in writing, (B) as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), and (C) in accordance with this Agreement (including EXHIBIT
C). The Accountants' determination will be conclusive and binding upon each of the parties hereto. Nothing herein will be construed to authorize or permit the Accountants to determine (i) any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items (or items affected thereby) reflected in the Closing Date Balance Sheet and the Closing Statement delivered by Purchaser in order for the Closing Working Capital Balance to be determined in accordance with the provisions of this Agreement (including EXHIBIT C), or
(ii) a computation of the Closing Working Capital Balance that is not equal to one of, or between, the Closing Working Capital Balances as determined by Seller and by Purchaser. The fees and expenses of the Accountants will be paid by the party against whom the majority of the matters (based on dollar amounts) are determined. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer made by any party.

      (c) During the period that Seller's advisors and personnel are conducting their review of Purchaser's preparation of the Closing Date Balance Sheet and determination of the Closing Working Capital Balance, Seller and its representatives will have reasonable access during normal business hours to the work papers prepared by or on behalf of Purchaser and its representatives in connection with Purchaser's preparation of the Closing Statement and determination of the Closing Working Capital Balance; PROVIDED, HOWEVER, that Seller will conduct such review in a manner that does not unreasonably interfere with the conduct of the businesses of Purchaser or result in substantial out-of-pocket costs to Purchaser. To the extent any such work papers are in the control of Seller after the Closing Working Capital Balance, Seller will grant Purchaser and its representatives reciprocal access rights for the purpose of finalizing the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance. Seller and Purchaser agree in good faith to use all reasonable efforts to provide such information and access described in this Section 4.3(c).

      4.4 ADJUSTMENTS TO PURCHASE PRICE. (a) Upon the final determination of the Closing Working Capital Balance, the parties shall make the following adjustments:

            (i) If the Closing Working Capital Balance exceeds the Estimated Closing Working Capital Balance, then the Purchase Price will be increased by, and Purchaser will pay to Seller, the amount of such difference; PROVIDED, HOWEVER, that in no event will the Purchase Price, or the total payment to Seller, exceed $2,850,000.

            (ii) If the Closing Working Capital Balance is less than the Estimated Closing Working Capital Balance, then the Purchase Price will be decreased by, and Seller will pay to Purchaser, the amount of such difference.

      (b) Any payment in respect of an adjustment required to be made under
Section 4.4 will be made by Purchaser or Seller, as applicable, in cash by wire transfer of immediately available funds to one account specified by Purchaser or Seller, as applicable, in writing, prior to the date such payment is required to be made hereunder. Such payment will be made on such of the following dates as may be applicable: (i) if Seller shall have not objected to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance, the earlier of (A) 35 days after delivery to Seller of the Closing Date Balance Sheet and Closing Statement or (B) five days after Seller has indicated that it has no objections to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance, or
(ii) if Seller shall have objected to the preparation of the Closing Date Balance Sheet or the determination of the Closing Working Capital Balance by Purchaser, within five days following final agreement or decision with respect to the Closing Date Balance Sheet and the Closing Working Capital Balance as provided in Section 4.3 and this Section 4.4.

      4.5 ALLOCATION OF PURCHASE PRICE. Purchaser and Seller agree that (i) the aggregate Purchase Price will be allocated among the Purchased Assets as set forth in EXHIBIT D, (ii) any adjustments to the Purchase Price pursuant to this
Article IV will be allocated reasonably by Purchaser, as applicable, based on the nature of the adjustment, to the relevant property, Inventory, Accounts Receivable or the appropriate Assigned Contracts, (iii) they will file all Tax returns and related forms (including Form 8594) in accordance with EXHIBIT D, and (iv) they will not make any inconsistent statement or take any inconsistent position on any Tax returns, in any refund claim or during the course of any IRS or other tax audit. Each party will notify the other party if it receives notice that the IRS proposes any allocation that is different from the allocation as set forth in EXHIBIT D.

                                   ARTICLE V

                         CLOSING AND CLOSING DELIVERIES

      5.1 THE CLOSING. The closing of the sale and purchase of the Purchased Assets (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue located at 2727 North Harwood Street, Dallas, Texas, at 10:00 a.m., Central Standard Time, three Business Days after satisfaction or waiver of the conditions to Closing set forth in Article IX, unless the parties agree in writing to change the Closing to another time, date or place. The date upon which the Closing occurs is herein called the "CLOSING DATE." Notwithstanding any other provision hereof, the Closing will be deemed effective for accounting, tax and all other purposes as of 11:59 p.m., Central Standard Time, on the day immediately preceding the Closing Date.

      5.2 DELIVERIES OF SELLER. At the Closing, Seller will deliver to
Purchaser:

            (i) such instruments of assignment, assumption and Transfer as Purchaser may deem necessary or desirable to Transfer any of the Purchased Assets, duly executed by Seller;

            (ii) a certificate of the Chief Executive Officer of Seller confirming Seller's compliance with the condition set forth in Section 9.1.1;

            (iii) a certificate of Seller's Secretary or Assistant Secretary certifying as to Seller's certificate of incorporation, bylaws or other comparable documents and to the due adoption of resolutions adopted by its Board of Directors and stockholders authorizing the execution of this Agreement and each Ancillary Agreement to which it will be a party at Closing and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein;

            (iv) the opinion of Porter & Hedges, LLP, counsel to Seller, dated the Closing Date, covering the matters set forth on EXHIBIT E, in a form reasonably satisfactory to Purchaser;

            (v) evidence or copies of the consents, approvals, orders, qualifications or waivers required by any third party or Governmental Authority to consummate the transactions contemplated by this Agreement that are listed in SCHEDULE 5.2(V);

            (vi) the Certificate of Amendment of Seller's Certificate of Incorporation, dated the Closing Date and in proper form for filing with the Secretary of State of the State of Delaware, changing Seller's name to a name not similar to "AMEREX," "AMEREX INDUSTRIES" or any combination thereof, together with all other documentation required to be filed in other jurisdictions where Seller is qualified or licensed to do business to reflect such name change;

            (vii) each Ancillary Agreement required to be duly executed and delivered by parties other than Purchaser or its Affiliates;

            (viii) a non-foreign person affidavit as required by Section 1445 of the Code in substantially the form of EXHIBIT F hereto; and

            (ix) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

      5.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser will deliver or cause to be delivered to Seller:

            (i) the Closing Cash Consideration by wire transfer of immediately available funds to the account specified pursuant to Section 4.1;

            (ii) a certificate of the President of Purchaser confirming Purchaser's compliance with the condition set forth in Section 9.2.1;

            (iii) each Ancillary Agreement required to be duly executed and delivered by Purchaser or its Affiliates;

            (iv) documents evidencing the assumption by Purchaser of the Assumed Liabilities; and

            (v) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      6.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND SELLER. The Stockholder and Seller jointly and severally represent and warrant to Purchaser as of the date hereof and the Closing Date as follows:

      6.1.1 CORPORATE EXISTENCE AND POWER. Each of the Stockholder and Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all corporate power required to carry on the Business as now conducted. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has heretofore delivered to Purchaser true and complete copies of the certificate of incorporation and bylaws of Seller, in each case as amended to date.

      6.1.2 CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by the Stockholder and Seller of this Agreement and each of the Ancillary Agreements to which it will be a party at the Closing are, and will be at the Closing, within the Stockholder's and Seller's corporate powers and have been duly authorized by the Stockholder and the board of directors of Seller and no other corporate action on the part of the Stockholder or Seller is necessary to authorize this Agreement or any of the Ancillary Agreements to which the Stockholder or Seller will be a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which the Stockholder or Seller will be a party at the Closing will have been, duly executed and delivered by the Stockholder or Seller, as applicable. Assuming the due execution and delivery by Purchaser of this Agreement and each of the Ancillary Agreements to which the Stockholder or Seller will be a party at the Closing, this Agreement constitutes, and each Ancillary Agreement to which the Stockholder or Seller will be a party at the Closing will constitute at the Closing, valid and binding agreements of the Stockholder and Seller, as applicable, enforceable against each in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      6.1.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Stockholder and Seller of this Agreement and each Ancillary Agreement to which the Stockholder or Seller will be a party at the Closing require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

      6.1.4 NON-CONTRAVENTION; CONSENTS. Except as disclosed in SCHEDULE 6.1.4, the execution, delivery and performance by the Stockholder and Seller of this Agreement and each Ancillary Agreement to which the Stockholder or Seller will be a party at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not at the Closing (a) violate the certificate of incorporation or bylaws of either the Stockholder or Seller, (b) violate any applicable Law or Order, (c) require any filing with or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of Seller or any licenses to which Seller is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled under, any Contract, agreement or other instrument binding upon Seller or any license, franchise, Permit or other similar authorization held by Seller, or (e) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Seller.

      6.1.5 CAPITALIZATION. Seller is a wholly owned subsidiary of the Stockholder. All the outstanding shares of Capital Stock of Seller have been validly issued to the Stockholder and are fully paid and nonassessable.

      6.1.6 SUBSIDIARIES. Except as disclosed in SCHEDULE 6.1.6, Seller does not own any Capital Stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity. All activities that constitute the Business that are conducted by Seller, the Stockholder or any of their Affiliates are conducted by and through Seller.

      6.1.7 FINANCIAL STATEMENTS; OTHER FINANCIAL MATTERS. (a) Seller has heretofore furnished Buyer with a true and complete copy of the Reference Financial Statements which are attached hereto as SCHEDULE 3. Except as set forth in SCHEDULE 6.1.7(A), the Reference Financial

Statements have been derived from the books and records of Seller, have been prepared in accordance with GAAP (except for, with respect to the Reference Balance Sheet and the related statement of income, normal year-end adjustments and, with respect to the Reference Financial Statements, the absence of notes to such financial statements) and fairly present in all material respects the financial position of Seller at the respective dates thereof and the results of the operations of Seller for the periods indicated.

      (b) Seller has also heretofore furnished Purchaser with a true and complete copy of the Monthly Financial Statements described in clause (a) of the definition thereof which are attached hereto as SCHEDULE 6. The (i) Monthly Financial Statements for the period between the Balance Sheet Date and the date hereof and (ii) the additional Monthly Financial Statements required to be delivered pursuant to Section 8.4(b) (clauses (i) and (ii), collectively, the "REFERENCE MONTHLY FINANCIAL STATEMENTS"), have been and, as to those Monthly Financial Statements required to be delivered pursuant to Section 8.4(b), will have been, prepared from the books and records of Seller, which are, and as to those Reference Monthly Financial Statements required to be delivered pursuant to Section 8.4(b), will be, complete and accurate in all material respects. The Reference Monthly Financial Statements fairly represent and, as to those Reference Monthly Financial Statements required to be delivered pursuant to
Section 8.4(b), will fairly represent, in each case, in all material respects the financial position of Seller at the respective dates thereof and the results of the operations of Seller for the respective periods then ended.

      (c) Since the Balance Sheet Date, there have been no changes in Seller's reserves or accruals (other than in the Ordinary Course of Business) or changes in its material accounting policies.

      (d) The books of account, minute books, stock record books and other records of Seller, all of which have been made available to Purchaser, are complete and correct in all material respects.

      6.1.8 NO UNDISCLOSED LIABILITIES. There are no liabilities or any facts or circumstances which could give rise to liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, of Seller other than (a) liabilities fully provided for in the Reference Financial Statements, (b) liabilities specifically disclosed in SCHEDULE 6.1.8, and (c) other undisclosed liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      6.1.9 TAX MATTERS. (a) Except as disclosed in SCHEDULE 6.1.9(A):

            (i) All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed by or on behalf of Seller with any Taxing Authority with respect to any Pre-Closing Tax Period (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof, been filed and, to the extent required to be filed between the date hereof and the Closing Date, will have been filed before the Closing, when due in accordance with all applicable Laws and all Taxes owed by Seller (whether or not shown as due and payable on the Returns that have been filed) have been timely paid or will have been timely paid prior to the Closing Date, or withheld (including withholding for independent contractors, consultants and other employees) and remitted to the appropriate Taxing Authority, or will have been timely withheld and remitted to the appropriate Taxing Authority prior to the Closing Date, except where the failure to file any such Return or to pay or withhold any such Tax could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (ii) The Returns correctly reflect in all material respects, the facts regarding the income, business, assets, operations, and activities and status of Seller;

            (iii) Any reserves established for Taxes with respect to Seller for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of Seller are adequate in accordance with GAAP;

            (iv) Seller is not delinquent in the payment of any Tax or has requested any extension of time within which to file any Return except for extensions granted as a matter of right;

            (v) Neither Seller nor any member of any affiliated, consolidated, combined or unitary group of which Seller is or has been a member has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

            (vi) There is no action, suit, proceeding, audit or investigation pending or, to the knowledge of Seller, threatened against or with respect to Seller in respect of any Tax. Since January 1, 1997, no claim has been made by any Taxing Authority in any jurisdiction in which Seller does not file a Tax Return that it is or may be subject to taxation by that jurisdiction and no such claim exists which has not been resolved by a determination by such Taxing Authority that Seller is not so subject to taxation;

            (vii) Seller does not own any interest in real property in any jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

            (viii) Neither Seller nor any other Person on behalf of Seller has entered into any agreement or consent pursuant to Section 341(f) of the Code;

            (ix) There are no Liens for Taxes upon the assets of Seller, except Liens for current Taxes not yet due; and

            (x) Seller will not be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax Laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of Seller for any Pre-Closing Tax Period.

      (b) SCHEDULE 6.1.9(B) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax imposed is properly payable by Seller in connection with Seller's ownership or use of the Purchased Assets or conduct of the Business.

      6.1.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 6.1.10, since the Balance Sheet Date, Seller has conducted the Business in the Ordinary Course of Business and there has not been any event, occurrence, development or circumstances which (a) has had or which could reasonably be expected to have a Material Adverse Effect or (b) would have constituted a violation of any covenant of Seller hereunder (including Section 8.1) had such covenant applied to it since the Balance Sheet Date. Since the Balance Sheet Date, there has not occurred any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any of the Purchased Assets.

      6.1.11 CONTRACTS. (a) Except as specifically disclosed in Schedule 6.1.11(a), Seller is neither a party to nor bound by any lease, agreement, contract, commitment or other legally binding contractual right or obligation (whether written or oral) (collectively, "CONTRACTS") that is of a type described below:

            (i) any lease (whether of real or personal property), including the leases disclosed or required to be disclosed on SCHEDULE 6.1.15(B);

            (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by Seller of $25,000 or more;

            (iii) any sales, distribution or other similar agreement providing for the sale by Seller of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments to Seller of $25,000 or more;

            (iv) any partnership, joint venture or other similar agreement or arrangement;

            (v) any Contract pursuant to which any third party has rights to own or use any material asset of Seller, including any Intellectual Property Right of Seller;

            (vi) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or granting to any Person a right of first refusal, first offer or other right to purchase any of the Purchased Assets;

            (vii) any agreement relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset) other than accruals recorded in the Ordinary Course of Business;

            (viii) any license, franchise or similar agreement;

            (ix) any agency, dealer, sales representative, marketing or other similar agreement;

            (x) any Contract that may not be terminated by Seller without payment of penalty on less than 90 days' prior notice;

            (xi) any agreement with (A) any stockholder of Seller or any other Affiliate of Seller or (B) any director or officer of Seller or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director or officer;

            (xii) any management service, consulting or any other similar type of agreement;

            (xiii) any warranty, guaranty or other similar undertaking with respect to any contractual performance (or Seller's standard forms of any of the foregoing) or agreement to indemnify any Person;

            (xiv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof (including in respect of any advances or loans to any employees) and entered into or adopted by Seller, including the Seller Employment Agreements; or

            (xv) any other agreement, commitment, arrangement or plan not made in the Ordinary Course of Business of Seller that is material to Seller or the Business.

      (b) Each Contract disclosed in or required to be disclosed in SCHEDULE 6.1.11(A) is a valid and binding agreement of Seller and, to the knowledge of Seller, each other party thereto, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Neither Seller nor, to the knowledge of Seller, any other party to any such Contract is in default or breach (with or without due notice or lapse of time or both) in any material respect under the terms of any such Contract. To the knowledge of Seller, there is no event, occurrence, condition or act which, individually or in the aggregate, with the giving of notice or the passage of time or both, or the happening of any other event or condition, could reasonably be expected to become a material default or event of default under any such Contract. Seller has delivered or made available to Purchaser true and complete originals or copies of all Contracts disclosed in or required to be disclosed in SCHEDULE 6.1.11(A).

      (c) (i) except as described in SCHEDULE 6.1.11(C)(I), since {intentionally omitted}, neither Seller nor the Stockholder nor any Affiliate of Seller or the Stockholder nor any employee or agent of Seller or the Stockholder has been provided with or used any drawings, specifications or information of {intentionally omitted} or pursuant to the {intentionally omitted} Licensing Agreement, (ii) to the knowledge of the Stockholder, except as described in
SCHEDULE 6.1.11(C)(II), neither Seller nor any employee, director or agent of Seller has any drawings, specifications or information that were transferred to {intentionally omitted} or its successors and assigns pursuant to the {intentionally omitted}, and (iii) to the knowledge of the Stockholder, except as described in SCHEDULE 6.1.11(C)(II), no manufacturing, sale or installation of {intentionally omitted} (the "{INTENTIONALLY OMITTED} TECHNOLOGY") by Seller prior to the date hereof was based on information received, acquired or derived from the {intentionally omitted} Licensing Agreement or the {intentionally omitted} or from information or technology transferred, directly or indirectly, to {intentionally omitted}. Seller does not currently use {intentionally omitted} Technology in any of its products.

      6.1.12 INSURANCE COVERAGE. SCHEDULE 6.1.12 contains a list of all of the insurance policies and fidelity bonds covering the assets, Business, operations, employees, officers and directors of Seller. There is no material claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Seller has complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. Seller has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of Seller with its respective insurers or the premiums payable pursuant to such policies.

      6.1.13 LITIGATION. (a) Except as disclosed in SCHEDULE 6.1.13(A), there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of Seller, threatened, against or affecting Seller, the Purchased Assets or the Business before any court or arbitrator or any Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and any Ancillary Agreements to which Seller will be a party at Closing. Seller does not know of any valid basis for any such action, suit, investigation, arbitration or proceeding against or affecting the Purchased Assets or the Business. Except as disclosed in SCHEDULE 6.1.13(A), there are no outstanding judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, arbitral body or Governmental Authority) against Seller, the Purchased Assets or the Business.

      (b) All claims, whether in contract or tort, for defective or allegedly defective products or workmanship pending or, to the knowledge of Seller, threatened, against Seller are listed or described on SCHEDULE 6.1.13(B).

      6.1.14 COMPLIANCE WITH LAWS; PERMITS. (a) Except as described in SCHEDULE 6.1.14(A), Seller has complied with all Laws. Seller knows of no fact, circumstance, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by Seller or give rise to any future liability of Seller with respect to any Law heretofore or currently in effect. Seller is not required to make any unusual expenditure to achieve or maintain compliance with any Law. Neither the use, condition nor other aspect of any of the Purchased Assets or other right, property or asset used in or associated with the Business is or has been in violation of any applicable Law. Except as set forth in SCHEDULE 6.1.14(A), Seller has not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of the Business or to any of its assets (including the Purchased Assets), operations, processes, results or products, nor is Seller aware of any such violation or potential liability. Seller is not aware of any present requirement of any applicable Law which is due to be imposed on Seller or the Business that is reasonably likely to increase the cost of complying with such Law.

      (b) SCHEDULE 6.1.14(b) sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the "PERMITS") issued and held by or on behalf of Seller or required to be so issued and held to carry on the Business as currently conducted. Except as disclosed in SCHEDULE 6.1.14(B), Seller is the authorized legal holder of the

Permits and each Permit is valid and in full force and effect. Seller is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any material Permit held by Seller.

      6.1.15 PURCHASED ASSETS; PROPERTIES; SUFFICIENCY OF ASSETS. (a) Except for inventory disposed of in the Ordinary Course of Business of Seller, Seller has good title to, or in the case of leased property has valid leasehold interests in, the Purchased Assets and all other property and assets (whether real or personal, tangible or intangible) reflected in the Reference Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Permitted Liens and Liens disclosed in SCHEDULE 6.1.15(A).

      (b) Seller owns no Real Property assets. SCHEDULE 6.1.15(B) sets forth a list of all real property assets leased by Seller (the "REAL PROPERTY"). Seller is a tenant or possessor in good standing thereunder (with a right of quiet enjoyment therein) and all rents due under such leases have been paid. Neither Seller nor, to the knowledge of Seller, any other party to any such lease is in default or breach (with or without due notice or lapse of time or both) in any material respect under the terms of any such lease. Seller is in peaceful and undisturbed possession of the space and/or estate under each lease of which it is a tenant. Seller has not received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Real Property, and to Seller's knowledge, no such proceeding has been threatened or commenced. To Seller's knowledge, each item of Real Property has adequate Utilities (as hereinafter defined) of a capacity and condition to serve adequately such Real Property (with due regard for the use to which such Real Property is presently being put). For purposes of this Agreement, the term "UTILITIES" means all of the following: water distribution and service facilities; sanitary sewers and associated installations; storm sewers; storm retention ponds and other drainage facilities; electrical distribution and service facilities; telephone, and similar communication facilities; heating, ventilating, cooling and air conditioning systems and facilities; natural gas distribution and service facilities; fire protection facilities; garbage compaction and collection facilities; and all other utility lines, conduit, pipes, ducts, shafts, equipment, apparatus and facilities.

      (c) The tangible property comprising the Purchased Assets for which value has been assigned on the Reference Balance Sheet are in all material respects in good repair and operating condition in accordance with Seller's general maintenance policies (subject to normal maintenance requirements and normal wear and tear excepted).

      (d) Except as set forth in SCHEDULE 6.1.15(D), the Purchased Assets constitute all of the assets used in connection with the Business and are adequate to conduct the Business as currently conducted.

      6.1.16 INTELLECTUAL PROPERTY. (a) SCHEDULE 6.1.16(A) sets forth a list of all Intellectual Property Rights which are owned by Seller or which Seller is a licensor or licensee, and all material licenses, sublicenses and other written agreements as to which Seller or any of its Affiliates is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

      (b) Except as disclosed in SCHEDULE 6.1.16(B):

            (i) All of the Intellectual Property Rights necessary for or used in the conduct of the Business are set forth in SCHEDULE 6.1.16(A).

            (ii) The conduct of the Business by Seller as currently conducted does not infringe upon any Intellectual Property Right of any third party. There is no claim, suit, action or proceeding that is either pending or, to the knowledge of Seller, threatened, that, in either case, involves a claim of infringement by Seller of any Intellectual Property Right of any third party, or challenging Seller's ownership, right to use, or the validity of any Intellectual Property Right listed or required to be listed in SCHEDULE 6.1.16(A). Seller has no knowledge of any basis for any such claim of infringement and no knowledge of any continuing infringement by any other Person of any of the Intellectual Property Rights listed or required to be listed in SCHEDULE 6.1.16(A);

            (iii) No Intellectual Property Right listed or required to be listed in SCHEDULE 6.1.16(A) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller or restricting the licensing thereof by Seller to any Person, other than with respect to standard and customary restrictions associated with commercially available third party software to which Seller has a valid right to use in connection with the Business;

            (iv) Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right; and

            (v) Seller has duly maintained all registrations for any Intellectual Property Rights listed or required to be listed in SCHEDULE 6.1.16(A).

      6.1.17 ENVIRONMENTAL MATTERS. (a) Except as disclosed in SCHEDULE
6.1.17(A):

            (i) Seller has not, and to Seller's knowledge no other party has, generated, recycled, used, treated or stored on, transported to or from, or Released or disposed on, Seller Property any Constituents of Concern or, to the knowledge of Seller, on any property adjoining or adjacent to any Seller Property, except in compliance with Environmental Laws;

            (ii) Seller has not disposed of Constituents of Concern from Seller Property at any off-site facility except in compliance with Environmental Laws;

            (iii) Seller is in compliance in all material respects with Environmental Laws and the requirements of Permits issued under such Environmental Laws with respect to the Seller Property;

            (iv) There are no pending or, to the knowledge of Seller, threatened Environmental Claims against Seller or any Seller Property;

            (v) Seller has no knowledge of any facts, circumstances, conditions or occurrences regarding Seller's past or present business or operations or with respect to any Seller

      Property or any property adjoining any Seller Property that could reasonably be expected to (i) form the basis of an Environmental Claim against Seller or any of the Seller Property or assets or (ii) cause any Seller Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law;

            (vi) To the knowledge of Seller, there are no underground storage tanks or sumps located on any Seller Property or on any property that adjoins or is adjacent to any Seller Property;

            (vii) Neither Seller nor any Seller Property is listed or, to the knowledge of Seller, proposed for listing on the National Priorities List under CERCLA or CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up and Seller has not received any requests for information pursuant to 104(e) of CERCLA or any state counterpart or equivalent;

            (viii) Seller has obtained all required Environmental Permits and is in compliance with the terms of each Environmental Permit in all material respects. Except as set forth in SCHEDULE 6.1.17(A)(VIII), there are no Environmental Permits of Seller that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

            (ix) Seller has no liability under any Environmental Law (including an obligation to remediate any Environmental Condition whether caused by Seller or any other Person).

            (b) Seller has delivered or made available to Purchaser true and complete copies of all environmental investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of Seller (or by a third party of which Seller has knowledge) in relation to the current or prior business of Seller or any Seller Property.

            (c) For purposes of this Section 6.1.17, the term "Seller" (including the use of such term in the term "Seller Property") will include any entity which is, in whole or in part, a predecessor of Seller.

      6.1.18 PLANS AND MATERIAL DOCUMENTS. (a) SCHEDULE 6.1.18(A) sets forth a list of all Benefit Plans with respect to which Seller or any ERISA Affiliate has or has had prior to the date hereof any obligation or liability or which are or were prior to the date hereof maintained, contributed to or sponsored by Seller or any ERISA Affiliate for the benefit of any current or former employee, officer or director of Seller or any ERISA Affiliate. With respect to each Benefit Plan subject to ERISA, Seller has delivered or made available to Purchaser a true and complete copy of each such Benefit Plan (including all amendments thereto) and a true and complete copy of each material document (including all amendments thereto) prepared in connection with each such Benefit Plan including (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500 for each such Benefit Plan, if any, and (iv) the most recent determination letter referred to in Section 6.1.18(d). Seller has no express or implied commitment to create, incur liability with respect to or cause to exist any Benefit Plan or to modify any Benefit Plan, other than as required by Law.

      (b) Except as disclosed in SCHEDULE 6.1.18(B), none of the Benefit Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. None of the Benefit Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA. Except as disclosed in SCHEDULE 6.1.18(B), none of the Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or provides for or, except to the extent required by Law, promises retiree medical or life insurance benefits to any current or former employee, officer or director of Seller or any ERISA Affiliate.

      (c) Except as disclosed in SCHEDULE 6.1.18(C), each Benefit Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable Law, and Seller and the ERISA Affiliates have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of Seller, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could, individually or in the aggregate, reasonably be expected to give rise to any such action, suit or claim.

      (d) Except as disclosed in SCHEDULE 6.1.18(D), each Benefit Plan or trust which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt, and, to the knowledge of Seller, nothing has occurred since the date of such determination letter that would adversely affect the qualified or exempt status of any Benefit Plan or related trust.

      (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Neither Seller nor any ERISA Affiliate has incurred any material liability for any excise tax arising under the Code with respect to a Benefit Plan and, to the knowledge of Seller, no fact or event exists which could, individually or in the aggregate, reasonably be expected to give rise to such liability.

      (f) All material contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due dates. For completed plan years of such Benefit Plans, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and, to the knowledge of Seller, no fact or event exists which could give rise to any such challenge or disallowance.

      (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by Seller relating to, or change in employee participation or coverage under, any Benefit Plan that would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

      (h) Except as disclosed in SCHEDULE 6.1.18(H) or in this Agreement or the Ancillary Agreements, no employee or former employee of Seller will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated by this Agreement.

      6.1.19 AFFILIATE TRANSACTIONS. (a) Except as disclosed in SCHEDULE 6.1.19(a), there are no outstanding payables, receivables, loans, advances and other similar accounts between Seller, on the one hand, and any of its Affiliates, on the other hand, relating to the Business.

      (b) Except as disclosed in SCHEDULE 6.1.19(B), to the knowledge of Seller, no director, officer or employee of Seller possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor of Seller. Ownership of 2% or less of any class of securities of a Person whose securities are registered under the Exchange Act will not be deemed to be an ownership interest for purposes of this Section 6.1.19(b).

      6.1.20 CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS. SCHEDULE 6.1.20 includes a complete and correct list of (a) all customers of the Business who have made aggregate purchases in excess of 5% of the total revenues of Seller to date in calendar year 2000 and (b) all suppliers from whom Seller has purchased in excess of $25,000 in equipment or supplies to date in calendar year 2000. The relationships of Seller with such customers and suppliers and the employees of Seller are good commercial working relationships and, except as disclosed in
SCHEDULE 6.1.20, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified Seller of any intention to cancel, terminate or materially alter its relationship with Seller since the Balance Sheet Date and, to the knowledge of Seller (but without regard to any direct inquiry by Seller with any such customer, supplier or employee), there will not be any such change as a result of the transactions contemplated by this Agreement.

      6.1.21 OTHER EMPLOYMENT MATTERS. (a) Seller is not a party to any labor or collective bargaining agreement; there are no labor or collective bargaining agreements which pertain to any Seller Designated Employee; and no Seller Designated Employee is represented by any labor organization.

      (b) No labor organization or group of Seller Designated Employees has made a pending demand for recognition, there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of Seller, threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal, and there is no organizing activity involving Seller pending or, to the knowledge of Seller, threatened by any labor organization or group of Seller Designated Employees.

      (c) There are no (i) strikes, work stoppages, slow-downs, lockouts or arbitrations or (ii) grievances or other labor disputes pending or, to the knowledge of Seller, threatened against or involving Seller.

      (d) There are no complaints, charges or claims against Seller pending or, to the knowledge of Seller, threatened to be brought or filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment by Seller, of any Seller Designated Employee, including any claim for workers' compensation.

      (e) Seller is in material compliance with all Laws and Orders in respect of employment and employment practices and the terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice.

      (f) SCHEDULE 6.1.21(F) contains a complete and accurate list of the following information for each employee, officer or director of Seller, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the Balance Sheet Date; vacation accrued as of a recent date; and service credited as of a recent date for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan or other Benefit Plan of Seller; and all bonuses and any other amounts to be paid by Seller at or in connection with the Closing.

      (g) Except as set forth in SCHEDULE 6.1.21(G), to the knowledge of Seller, no employee, officer or director of Seller is a party to, or is otherwise bound by, any confidentiality, non-competition, proprietary rights agreement or similar agreement that would affect (i) the performance of his or her duties as an employee, officer or director or (ii) the ability of Purchaser to conduct the Business after the Closing Date.

      6.1.22 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 6.1.22, all of the Accounts Receivable reflected on the Reference Balance Sheet (net of any applicable reserves set forth on the Reference Balance Sheet) and all Accounts Receivable which have arisen since the Balance Sheet Date (net of any additional applicable reserves established since such date in the Ordinary Course of Business of Seller) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such Accounts Receivable were sold and delivered in the Ordinary Course of Business. Except as set forth in SCHEDULE 6.1.22, such Accounts Receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such Accounts Receivable or by third parties and are fully collectible in the Ordinary Course of Business without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected on the Closing Date Balance Sheet.

      6.1.23 INVENTORY. Except as set forth in SCHEDULE 6.1.23, all inventories reflected on the Reference Balance Sheet (net of any applicable reserves set forth on the Reference Balance Sheet) and all inventories which have been acquired or produced since the Balance Sheet Date (net of any additional applicable reserves established since such date in the Ordinary Course of Business of Seller) are in good condition, conform in all material respects with the applicable specifications and warranties of Seller, are not obsolete, and are usable and salable in the Ordinary Course of Business. The values at which such inventories are carried are consistent with the past business practices of Seller.

      6.1.24 BILLINGS IN EXCESS OF COSTS. The Reference Balance Sheet has adequate reserves for liabilities for billings in excess of costs, and since the Balance Sheet Date there have been no billings in excess of costs other than in the Ordinary Course of Business. The Reference Balance Sheet includes all losses required to be included therein in accordance with GAAP for all contracts the performance of which would result in a loss to Seller.

      6.1.25 PRODUCT AND SERVICE WARRANTIES; DEFECTS; LIABILITY DEFECTS; LIABILITY. Except as disclosed in SCHEDULE 6.1.25 and except as reflected in the applicable warranty reserves set forth on the Reference Balance Sheet (or any additional reserves established in the Ordinary Course of Business since the Balance Sheet Date and included in Closing Working Capital Balance), each product manufactured, sold, leased, delivered or installed or services performed by Seller prior to the Closing has complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of Seller. SCHEDULE 6.1.25 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of Seller (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in SCHEDULE 6.1.25 and except as reflected in the applicable reserves set forth on the Reference Balance Sheet (or any additional reserves established in the Ordinary Course of Business since the Balance Sheet Date and included in Closing Working Capital Balance), none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The warranty reserves included in the Closing Working Capital Balance are adequate to cover all future costs associated with warranties provided by Seller for products manufactured, sold, leased, delivered or installed and services performed by or on behalf of Seller prior to the Closing.

      6.1.26 FINDERS' FEES. Except for Houlihan Lokey Howard & Zukin Capital (whose fees and expenses will be paid by Seller), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or the Stockholder who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

      6.1.27 DISCLOSURE. None of (i) the information contained in the Schedules,
(ii) any other written information furnished to Purchaser by Seller under this Agreement, or (iii) the representations and warranties of Seller contained in this Agreement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were or are made, not false or misleading.

                                  ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Seller as of the date hereof and the Closing Date as follows:

      7.1 CORPORATE EXISTENCE AND POWER. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all corporate power required to carry on its business as now conducted. Purchaser is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Purchaser has heretofore delivered to Seller true and complete copies of the certificate of incorporation and bylaws of Purchaser, in each case as amended to date.

      7.2 CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which it will be a party at the Closing are, and will be at the Closing, within Purchaser's corporate power and have been duly authorized by the board of directors of Purchaser and no other corporate action on the part of Purchaser is necessary to authorize this Agreement or any of the Ancillary Agreements to which Purchaser will be a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which Purchaser will be a party at the Closing will have been, duly executed and delivered by Purchaser. Assuming the due execution and delivery by the Stockholder and Seller of this Agreement and each of the Ancillary Agreements to which Purchaser will be a party at the Closing, this Agreement constitutes, and each Ancillary Agreement to which Purchase will be a party at the Closing will constitute at the Closing, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      7.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which Purchaser will be a party at the Closing require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

      7.4 NON-CONTRAVENTION. The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Agreement to which Purchaser will be a party at the Closing do not and will not at the Closing (a) violate the certificate of incorporation or bylaws or other similar constituent documents of Purchaser, (b) violate any applicable Law or Order, (c) require any filing with or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of Purchaser or any licenses to which Purchaser is a party), or (d) result in a violation of or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser or to a loss of any benefit to which Purchaser is entitled under, any Contract, agreement or other instrument binding upon Purchaser or any license, franchise, Permit or other similar authorization held by Purchaser.

      7.5 LITIGATION. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser or any of Purchaser's properties before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements to which Purchaser will be a party at Closing. Purchaser does not know of any valid basis for any such action, proceeding or investigation.

      7.6 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                                  ARTICLE VIII

                                CERTAIN COVENANTS

      8.1 CONDUCT OF BUSINESS OF SELLER. During the period from the date of this Agreement to the Closing Date, Seller will, and the Stockholder will cause Seller to, conduct its operations only in the Ordinary Course of Business (including managing its working capital in accordance with its past practice and custom) and use its commercially reasonable best efforts to: (i) preserve intact its business organizations, (ii) keep available the services of its officers and employees, and (iii) maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with Seller or the Business. Seller will confer with Purchaser concerning operational matters of a material nature and report periodically to Purchaser concerning the Business, operations and finances of Seller. Without limiting the generality or effect of the foregoing, prior to the Closing Date, except with the prior written consent of Purchaser or as contemplated under this Agreement, Seller will not, and the Stockholder will cause Seller not to:

      (a) Change any salaries or other compensation of, or pay any bonuses to, any current or former director, officer, employee or stockholder of Seller, or enter into any employment, severance or similar agreement with any current or former director, officer, stockholder or employee of Seller; PROVIDED, HOWEVER, that the compensation of employees of Seller receiving annual compensation of less than $50,000 may be changed in the Ordinary Course of Business of Seller;

      (b) Adopt or increase any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other Benefit Plan for or with any of its employees;

      (c) Enter into any contract or commitment, except for contracts and commitments entered into by Seller in the Ordinary Course of Business (and in any case not exceeding the dollar amounts with respect to specified categories of Contracts set forth in Section 6.1.11, except for Contracts to be entered into upon the acceptance of open bids set forth in SCHEDULE 3(A)(III) for the dollar amounts set forth therein);

      (d) Modify or amend in any material respect or terminate any Contract listed or required to be listed in SCHEDULE 6.1.11(A);

      (e) Enter into any transaction or commitment relating to the assets or the Business of Seller or cancel or waive any claim or right which, individually or in the aggregate, could be material to Seller;

      (f) Make any change in accounting methods or practices (including changes in reserve or accrual policies);

      (g) Sell, lease or otherwise dispose of any material asset or property;

      (h) Create or assume any Lien, other than a Permitted Lien;

      (i) Terminate or close any material facility, business or operation of Seller;

      (j) Cause or permit to occur any event, occurrence or omission which, individually or together with other matters, could reasonably be expected to have a Material Adverse Effect;

      (k) Take any action that would cause any of the representations and warranties made by Seller in this Agreement not to remain true and correct or any of the conditions set forth in any subsection of Section 9.1 from being satisfied;

      (l) Settle, release or forgive any claim or litigation or waive any right thereto that relates to any of the Purchased Assets or the Assumed Liabilities, but excluding any such claim or right that relates solely to any Excluded Asset or Retained Liability; or

      (m) Agree to do any of the foregoing.

      8.2 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Seller will not, and the Stockholder will cause Seller not to, and neither Seller nor the Stockholder will authorize or permit any stockholder of Seller or any of their respective Affiliates, or any officer or director of Seller or any of their respective Affiliates, or any representative of any of the foregoing (including financial advisors, investment bankers, agents, attorneys, employees or consultants) to, take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any Person, or enter into any agreement with any Person, other than Purchaser (and its Affiliates and representatives), concerning any purchase of any Capital Stock of Seller or any merger, asset sale or similar transaction involving Seller or that would frustrate the purposes of this Agreement. Seller will disclose to Purchaser the existence or occurrence of any proposal (written or oral) or contact which it or any of its Affiliates or representatives described above may receive in respect of any such transaction and the identity of the Person from whom such a proposal or contact is received.

      8.3 REVIEW OF SELLER; CONFIDENTIALITY. (a) Purchaser may, prior to the Closing Date, directly or through its representatives, review the properties (including the Purchased Assets), books and records of Seller and its financial and legal condition to the extent it deems necessary or advisable to familiarize itself with such properties and other matters. Seller will permit Purchaser and its representatives to have reasonable access to the premises (including the Purchased Assets) and to all the books and records of Seller and to cause the officers, accountants and other representatives of Seller to furnish Purchaser with such financial and operating data and other information with respect to the Business and properties of Seller as Purchaser may from time to time reasonably request. Seller will deliver or cause to be delivered to Purchaser such additional instruments, documents and certificates as Purchaser may reasonably request for the purpose of (i) verifying the information set forth in this Agreement or on any Schedule attached hereto and (ii) consummating or evidencing the transactions contemplated by this Agreement.

      (b) Prior to the Closing, none of the Stockholder, Seller or Purchaser will, or will permit any of its Affiliates to, without the prior written consent of the other, disclose to any other Person (other than such Person's financing sources, existing stockholders and such Person's directors, officers, employees, advisors and other representatives that need to know) any proprietary, non-public information of another party previously delivered or made available to such other party in connection with the transactions contemplated hereby (including the existence of and terms of this Agreement and the Ancillary Agreements), other than to the extent required by applicable Law and upon the advice of counsel. Each of the Stockholder, Seller and Purchaser will direct its financing sources, stockholders, directors, officers, employees and representatives to keep all such information in strict confidence; PROVIDED, HOWEVER, that each such Person may disclose such information to the extent required by Law and upon the advice of counsel.

      8.4 REASONABLE BEST EFFORTS. (a) Seller and Purchaser will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with Seller as are necessary to consummate the transactions contemplated by the Agreement and to fulfill the conditions to the sale contemplated hereby. The parties will pay or cause to be paid all of their own fees and expenses contemplated by this Section, including the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party. Notwithstanding any other provision hereof, in no event will Purchaser or Seller or any of their respective Affiliates be required to (a) enter into or offer to enter into any divestiture, hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby, (b) institute or defend any litigation or other legal proceeding, whether judicial or administrative, including seeking to have any stay or temporary restraining order vacated or reversed, or (c) except as contemplated by Section 2.3 hereof, incur any liability or make any payment in connection with any consent or approval required as a condition to Closing pursuant to Article IX in order to consummate the transactions contemplated by this Agreement. Each of the parties will notify and keep the other advised in reasonable detail as to such party's efforts in complying with its obligations under this Section 8.4.

      (b) Seller will, within ten Business Days after the end of the applicable calendar month, deliver to Purchaser the Monthly Financial Statements described in clause (b) of the definition thereof.

      8.5 EMPLOYEES AND BENEFIT PLANS. (a) OFFERS OF EMPLOYMENT. SCHEDULE 8.5 lists, as of the date hereof, all persons (together with their respective titles, current salaries and vacation accrued through the date hereof) who are employees of Seller ("SELLER EMPLOYEES") (including those Seller Employees, if any, on sick leave, short-term or long-term disability, workers' compensation, vacation, leave of absence or military leave of absence). SCHEDULE 8.5 will be updated on the Closing Date and will include any new Seller Employees who are hired after the date hereof (and consented to in writing by Purchaser) and will not include any Seller Employees no longer then employed by Seller. Purchaser agrees to offer prior to or on the Closing Date employment to all Seller Employees listed on such updated SCHEDULE 8.5. Such offers of employment shall be on substantially the same economic terms as such employees receive from Seller on the date hereof with respect to base salary and commissions or hourly rate, as applicable. All Seller Employees who accept Purchaser's offer of employment are referred to hereinafter as "SELLER DESIGNATED EMPLOYEES." All Seller Employees who decline employment with Purchaser are referred to hereinafter as "NON-SELLER DESIGNATED EMPLOYEES." Any offers made pursuant thereto by Purchaser to Seller Employees on or before the Closing Date may be offers conditioned by Purchaser on consummation of the transactions contemplated hereby.

      (b) EMPLOYEE BENEFITS.

            (i) Except as expressly provided otherwise herein, coverage of all Seller Designated Employees, their dependents and beneficiaries under any Benefit Plan will in all respects terminate effective as of the Closing Date, and Seller will cause the Seller Designated Employees to cease actively participating in the Benefit Plans effective as of the Closing Date except to the extent required by Section 4980B of the Code (Cobra) or other applicable law. From and after the Closing Date, Seller will be and remain responsible for any benefits due to the Seller Designated Employees under the Benefit Plans and Purchaser will have no responsibility whatsoever therefor. Seller will have no liability or responsibility for any coverage or non-coverage of the Seller Designated Employees under Purchaser's benefit plans. Purchaser will have no liability with respect to any Non-Seller Designated Employees.

            (ii) Except as provided in this Section 8.5, Seller will remain liable for and continue to pay all medical, dental, vision and life insurance plan expenses and benefits for each Seller Employee (including the Seller Designated Employees) with respect to claims incurred or attributable to any period, prior to the Closing Date in respect of such Seller Employees or their covered dependents and all such expenses and benefits for each Non-Seller Designated Employee with respect to claims incurred on or after the Closing Date in respect of such Non-Seller Designated Employees or their covered dependents. Purchaser will assume and become liable for all medical, dental, vision and life insurance plan expenses and benefits in respect to all Seller Designated Employees or their covered dependents thereof in accordance with the terms of any applicable employee benefit plan of Purchaser (or, at Purchaser's option, any of its Affiliates) from and after their respective dates of hire by Purchaser (the "HIRE DATE"). For purposes of this Section 8.5, a claim is deemed to be incurred when the service(s) giving rise to such claim are performed.

            (iii) Seller will remain liable for and will pay all short-term disability benefits payable to all Seller Designated Employees with respect to any period commencing prior to the Closing Date in accordance with the terms of any applicable employment benefit plan of Seller. Purchaser will be liable for and will pay all short-term disability benefits payable to all Seller Designated Employees with respect to any period commencing on or after their respective Hire Dates thereof in accordance with the terms of any applicable employee benefit plan of Purchaser.

            (iv) Seller will remain liable for and will pay all long-term disability benefits payable to all Seller Employees with respect to any disability incurred, reported and acknowledged prior to the Closing Date, including any such benefits payable to any Seller Designated Employee on short-term disability as of the Closing in accordance with the terms of any applicable employment benefit plan of Seller. Purchaser will be liable for and will pay all long-term disability benefits payable to all Seller Designated Employees with respect to any disability incurred on or after the respective Hire Dates in accordance with the terms of any applicable employee benefit plan of Purchaser.

            (v) Subject to the provisions of clause (ii) above, Seller will be responsible for any continuation of group health plan coverage required under Section 4980B of the Code or Sections 601-608 of ERISA with respect to a "qualifying event" (as defined in Section 4980B of the Code) incurred by a Seller Employee or any dependent of a Seller Employee that qualifies as a "qualified beneficiary" (as defined in Section 4980B of the Code) on or prior to the Closing Date.

            (vi) With respect to each Seller Designated Employee, Purchaser will, to the extent permitted under Purchaser's employee benefit plan and programs, recognize credit for prior service for such Seller Designated Employee, to the same extent as recognized by Seller as of the date of this Agreement, for purposes of determining eligibility for and level of participation in all employee benefit plans and programs of Purchaser offered to such Seller Designated Employee in connection with such person's employment with Purchaser.

      (c) 401(K) PLANS. Unless contrary to law as determined by counsel for Seller, Seller's 401(k) Plan will be amended to the extent necessary to 100% vest Seller Designated Employees in their account balances under such 401(k) Plan and to permit Seller Designated Employees to receive an immediate distribution of their account under such Plan within a reasonable period following the Closing Date. Unless contrary to law, Purchaser's (or, at Purchaser's option, any of its Affiliate's) 401(k) Plan (if any) will be amended to accept rollovers of such distributions from Seller's 401(k) Plan for electing Seller Designated Employees, to the extent such distributions are eligible for rollover treatment under Section 402 of the Code. If in the opinion of counsel for Seller, Seller's 401(k) Plan is not permitted to make immediate distributions, Purchaser's (or, at Purchaser's option, any of its Affiliate's) 401(k) Plan will accept a direct trustee-to-trustee transfer of assets from Seller's 401(k) Plan with respect to the Seller Designated Employees. Notwithstanding any other provision hereof, as soon as practicable after the Closing, the Stockholder will take all action necessary to correct under the IRS Employee Plans Compliance Resolution System the operational defects identified on SCHEDULE 6.1.18(D) with respect to the Seller's 401(k) Plan and will furnish to Purchaser such confirmation as may reasonably be requested by Purchaser that such defects have been corrected and that Seller's 401(k) Plan has at all times continued to satisfy the qualification requirements of Section 401(a) and 401(k) of the Code. Until such confirmation has been provided to Purchaser, Purchaser will not be obligated to accept into any 401(k) plan or other qualified plan sponsored by Purchaser or any Affiliate of Purchaser any benefits distributed to distributed from Seller's 401(k) Plan to former employees of Seller or the Stockholder.

      (d) OTHER BENEFIT PLANS. With respect to any other Benefit Plans not specifically addressed in this Agreement, including but not limited to pension plans, deferred compensation plans, post-retirement plans, incentive plans, bonus plans, equity-based compensation plans, severance and fringe benefit plans, Seller will retain all liability therefor and Purchaser will have no liability therefor, except for the bonuses set forth on SCHEDULE 3.1(A)(IV), which are to be assumed by Purchaser.

      (e) WORKERS' COMPENSATION. Seller will retain all liability for any workers' compensation claims of Seller employees arising from or relating to any injury, illness or condition incurred or existing prior to the Closing Date.

      (f) TERMINATION OF SELLER EMPLOYMENT AGREEMENTS. On or prior to the Closing Date, Seller shall present Resignation and Termination Agreements to the employees covered by the Seller Employment Agreements for purposes of resigning from all positions with Seller and terminating the Seller Employment Agreements (including the termination of all obligations of Seller or the Stockholder thereunder for severance payments or otherwise), subject to the Closing. For the avoidance of doubt and without limiting the foregoing, Purchaser shall have no liabilities or obligations, including without limitation any severance obligations, to such employees under the Seller Employment Agreements.

      (g) NO THIRD PARTY BENEFICIARIES. No third party benefits in favor of any person, including the employees of Seller, will be created, implied or inferred from the provisions of this Section 8.5.

      8.6 BOOKS AND RECORDS. (a) From and after the Closing Date, Purchaser will give Seller's representatives reasonable access to such documentation and information and reasonable access to, and cause the cooperation of, employees of Purchaser which Seller may reasonably require (i) to prepare and file Tax Returns and to respond to any issues which may arise with respect to Taxes for which Seller is responsible to the extent relating to the Purchased Assets or Assumed Liabilities, (ii) with respect to any Retained Liabilities, (iii) to defend any claim which Seller is required to defend pursuant to this Agreement or in connection with the operation of the Business prior to the Closing Date, and (iv) in connection with the preparation and audit of the Stockholder's consolidated financial statements and related Form 10-K as of and for the year ending December 31, 2000. Prior to the third anniversary of the Closing Date, Purchaser will give Seller at least ten days' prior written notice of Purchaser's intention to dispose of any books, records or other documentation which are delivered to Purchaser under the terms of this Agreement. Seller will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation as Seller may reasonably require prior to Purchaser's disposition thereof prior to the third anniversary of the Closing Date. In the absence of bad faith or willful misconduct, Purchaser will have no liability arising out of or in connection with its retention and handling of such records.

      (b) From and after the Closing Date, Seller will give Purchaser's representatives reasonable access to such documentation and information and reasonable access to, and cause the cooperation of, employees of Seller which Purchaser may reasonably require to (i) prepare and file Tax Returns and respond to any issues which may arise with respect to Taxes for which Purchaser is responsible to the extent relating to the Purchased Assets or Assumed Liabilities or (ii) defend any claim which Purchaser is required to defend pursuant to this Agreement or in connection with the operation of the Business after the Closing Date. Prior to the third anniversary of the Closing Date, Seller will give Purchaser at least ten days' prior written notice of Seller's intention to dispose of any books, records or other documentation which Seller is entitled to retain pursuant to this Agreement, and Purchaser will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation as Purchaser may reasonably request prior to Seller's disposition thereof prior to the third anniversary of the Closing Date. In the absence of bad faith or willful misconduct, Seller will not have any liability arising out of or in connection with its retention and handling of such records.

      (c) Information which is obtained by either party pursuant to this Section
8.6 will be kept confidential by such party; PROVIDED, HOWEVER, that in the event the party or any of its representatives is requested or required pursuant to applicable Law by any Governmental Authority to disclose any such information, the party may do so after providing the other party with notice of the request or requirement so that the other party may attempt, at its own expense, to obtain a protective order. Each party will use reasonable efforts to limit access to such information on a "need to know" basis. Neither party may use information obtained from the other party pursuant to this subsection to compete with the other party.

      8.7 BULK TRANSFER LAWS. In consideration of the indemnity contained in
Section 10.2(a)(iv), Purchaser hereby waives compliance by Seller with the provisions of any Laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Purchased Assets to Purchaser ("BULK TRANSFER LAWS").

      8.8 COLLECTION OF PAYMENTS. Following the Closing, (a) Seller will promptly, and in any event, not later than seven days following receipt, forward to Purchaser any payments received by Seller with respect to any of the Purchased Assets, and any checks, drafts or other instruments payable to Seller will, when so delivered, bear all endorsements required to effectuate the transfer of the same to Purchaser, (b) Seller will promptly forward to Purchaser any mail or other communications received by Seller relating to the Purchased Assets or the Assumed Liabilities, (c) Purchaser will promptly, and in any event, not later than seven days following receipt, forward to Seller any payments received by Purchaser with respect to any of the Excluded Assets, and any checks, drafts or other instruments payable to Purchaser shall, when so delivered, bear all endorsements required to effect the transfer of the same to Seller, and (d) Purchaser will promptly forward to Seller any mail or other communications received by Purchaser relating to the Excluded Assets or the Retained Liabilities.

      8.9 USE OF NAMES. On and after the Closing Date, Seller and the Stockholder will discontinue all use of the names and marks included in the Intellectual Property Rights Transferred pursuant to this Agreement, including the names "AMEREX" and "AMEREX Industries," alone or in any combination of any words or marks confusingly similar thereto, and will as promptly as possible, but in no event later than 30 days after the Closing Date, eliminate such names from all signs, purchase orders, invoices, sales orders, packaging stock, labels, letterheads, business cards, displays, signs, promotional materials, manuals, shipping documents and other materials used by Seller or the Stockholder.

      8.10 FURTHER ASSURANCES. From time to time, as and when requested by either party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

      8.11 INSURANCE. Seller will continue to carry and maintain in full force and effect the insurance policies listed on SCHEDULE 6.1.12, or policies with comparable coverage, to the Closing Date. Seller will implement and maintain and cause Purchaser to be included as an additional insured on all such policies designated on SCHEDULE 6.1.12 as "Discontinued Product Liability" from and after the Closing Date with respect to claims made and reported to Seller and to claims occurring with respect to products sold by Seller prior to the Closing Date.

      8.12 CERTAIN TAX MATTERS. (a) Any sales, use, transfer, vehicle transfer, stamp, conveyance, value added or other similar Taxes that may be imposed by any Governmental Authority, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the purchase and sale of the Purchased Assets or otherwise on account of this Agreement or the transactions contemplated hereby, will be borne by Purchaser.

      (b) Seller will cause to be included in its income Tax Returns for all periods or portions thereof ending on or before the Closing Date, all revenue and expense relating to the operations of the Business during such periods or portions thereof. Seller will prepare and timely file or cause to be prepared and timely filed all such Returns with the appropriate Governmental Entities. Seller will make all payments of Tax shown to be due and owing in such Returns.

      (c) Seller and Purchaser will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, audit or other examination by any Taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Return of the other for any period. In addition, Seller will retain until the applicable statutes of limitations (including any extensions) have expired copies of all Returns, supporting work schedules, and other records or information that may be relevant to such Returns for all Tax periods or portions thereof ending on or before or which include the Closing Date and will not destroy or otherwise dispose of any such records without first providing Purchaser with a reasonable opportunity to review and copy the same.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

      9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the Closing are subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following conditions:

      9.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. (a) The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects (or, if any such representation is expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all respects) as of the date hereof and as of the Closing, as though made anew at and as of the Closing and (b) Seller shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Seller on or before the Closing Date.

      9.1.2 NO INJUNCTION, ETC. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

      9.1.3 NO PROCEEDINGS. No action, suit or proceeding affecting the Business or challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

      9.1.4 DELIVERY OF DOCUMENTS. Each of the deliveries required by Section
5.2 shall have been made.

      9.1.5 THIRD-PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals, waivers and Permits, if any, disclosed or required to be disclosed on
SCHEDULE 5.2(V) attached hereto shall have been received.

      9.1.6 FINANCING. All conditions precedent to the closing of the financing being obtained by Purchaser for the payment of the Closing Cash Consideration shall have been completed, subject to Purchaser's satisfaction in its sole discretion.

      9.1.7 TERMINATION OF SECURITY INTERESTS. Seller shall have obtained releases and other documentation reasonably requested by Purchaser in form and substance reasonably satisfactory to Purchaser providing for the termination and release of all Liens on the Purchased Assets.

      9.1.8 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, no event shall have occurred which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

      9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the Closing are subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following conditions:

      9.2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. The representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects (or, if any such representation is expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all respects) as of the date hereof and as of Closing, as though made anew at and as of the Closing and (b) Purchaser shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Purchaser on or before the Closing Date.

      9.2.2 NO INJUNCTION, ETC. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

      9.2.3 TERMINATION OF SELLER EMPLOYMENT AGREEMENTS. Seller shall have received Resignation and Termination Agreements executed by each of the employees that are parties to the Seller Employment Agreements as described in
Section 8.5(f).

      9.2.4 CONSENT OF SENIOR LENDER. Stockholder shall have obtained consent from its Senior Lender, Fleet Boston as Agent, as required under its senior credit facility.

      9.2.5 DELIVERY OF DOCUMENTS. Each of the deliveries required by Section
5.3 shall have been made.

                                   ARTICLE X

                            SURVIVAL; INDEMNIFICATION

      10.1 SURVIVAL. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing for 18 months; PROVIDED, HOWEVER, that (i) the representations and warranties contained in
Section 6.1.9 (Tax Matters) shall survive until 180 days after the expiration of the applicable statute of limitations covered thereby (after giving effect to any waiver, mitigation or extension thereof granted by Seller) and (ii) the Selected Stockholder and Seller Representations and Warranties will survive the Closing indefinitely. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the immediately preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; PROVIDED, HOWEVER, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely. The representations and warranties will not be affected or reduced as a result of any investigation or knowledge of Purchaser.

      10.2 INDEMNIFICATION. (a) Seller and the Stockholder will jointly and severally indemnify, defend and hold harmless Purchaser and its officers, directors, employees, affiliates, stockholders and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents) against any and all liabilities, damages and losses, including diminution in value of the Business to Purchaser, and, but only to the extent asserted in a Third-Party Claim, punitive damages, and all costs or expenses, including reasonable attorneys' and consultants' fees and expenses incurred in respect of Third-Party Claims or claims between the parties hereto ("DAMAGES"), incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Seller in Article VI to be true and correct as of the date of this Agreement and as of the Closing Date as if made anew at and as of the Closing Date, (ii) the breach of any covenant or agreement made or to be performed by Seller or the Stockholder pursuant to this Agreement, (iii) any Retained Liabilities, and (iv) any claims under any Bulk Transfer Laws, PROVIDED, HOWEVER, that Seller will not be liable under clause
(i) of this Section 10.2(a) (other than with respect to a breach of any of the Selected Stockholder and Seller Representations and Warranties (other than
Section 6.1.17)) unless the aggregate amount of Damages exceeds $100,000 (the "BASKET") and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, that Seller's liability under clause (i) of this Section 10.2(a) (i) will not exceed, in the aggregate, an amount equal to $2,850,000 (as such amount may be adjusted as provided in Section 10.6, the "Cap") and (ii) will be reduced to the extent such breach or failure was corrected in the Closing Date Balance Sheet in favor of the Purchaser for purposes of computing the adjustment to the Purchase Price set forth in Sections 4.3 and 4.4 and not otherwise taken into account in determining the Reference Working Capital Balance.

      (b) Purchaser will indemnify, defend and hold harmless Seller, the Stockholder and their respective officers, directors, employees, affiliates, stockholders and agents and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents) against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Purchaser in Article VII to be true and correct as of the Closing Date, (ii) the breach of any covenant or agreement made or to be performed by Purchaser pursuant to this Agreement, or
(iii) any Assumed Liabilities.

      10.3 PROCEDURES. (a) If any Person who or which is entitled to seek indemnification under Section 10.2 (an "INDEMNIFIED PARTY") receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an "INDEMNIFYING PARTY") is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such Third-Party Claim. Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably estimable, of the Damages that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which will be reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

      (b) If, within 20 days after giving notice of a Third-Party Claim to an Indemnifying Party pursuant to Section 10.3(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third-Party Claim as provided in the last sentence of Section 10.3(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third-Party Claim within ten days after receiving written notice from the Indemnified Party or if the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnified Party in respect of all Damages relating to the matter, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith; PROVIDED, HOWEVER, that the Indemnifying Party shall not be liable for the costs and expenses of more than one counsel for all Indemnified Parties in any one jurisdiction. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third-

Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim will not exceed the amount of such settlement offer. The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records and employees of the Indemnified Party necessary in connection with the Indemnifying Party's defense of any Third-Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

      (c) Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of 20 days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 20 day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

      (d) A failure to give timely notice or to include any specified information in any notice as provided in Section 10.3(a), 10.3(b) or 10.3(c) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

      10.4 PAYMENT AND TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds. All Indemnifiable Damages payable by Seller or Stockholder under this
Article X shall be net of amounts actually recovered by Purchaser or its Affiliates under any insurance policy. Any amount paid by the Stockholder or Seller or Purchaser under Section 10.2 will be treated as a capital contribution, on the one hand, and/or an adjustment to the Purchase Price on the other hand. From and after the Closing, the rights to indemnification under this
Article X shall be an Indemnified Party's exclusive and sole remedy for matters covered under this Article X.

      10.5 REASSIGNMENT OF ACCOUNTS RECEIVABLE. In the event of a claim for indemnification by Purchaser as result of a breach of the representations or warranties regarding the collection of

Accounts Receivable, Purchaser shall, upon receipt from Seller of a payment equal to the amount of such Accounts Receivable, assign or reassign to Seller such Account(s) Receivable (including any retention or holdback) that is subject to the claim for indemnification, and thereafter, Seller and its Affiliates shall have the right to collect such Account(s) Receivables in such manner as it deems appropriate.

      10.6 INDEMNIFICATION AND SPECIAL PROCEDURES FOR WARRANTY CLAIMS. In the event of any warranty claim after the Closing Date (the "POST-CLOSING WARRANTY CLAIM") which, without the Basket, would have given rise to a claim for indemnification by Purchaser as a result of a breach of a representation or warranty contained in Section 6.1.25, Purchaser shall provide Seller and the Stockholder with written notice (the "WARRANTY NOTICE") of such claim setting forth in reasonable detail the nature of the Post-Closing Warranty Claim and an estimate of the cost to satisfy the claim. Within five business days after receipt of the Warranty Notice, Seller or the Stockholder shall have the right, but not the obligation, to elect in writing to Purchaser (the "SELLER WARRANTY ELECTION") to pay Purchaser in cash the Warranty Amount (as defined below) (or, if Purchaser is not required to perform the warranty work as described below, a third party reasonable satisfactory to Purchaser at the rate charged by such third party) for the warranty work required to satisfy the Post-Closing Warranty Claim. If the Seller Warranty Election is timely made by Seller or the Stockholder, the Warranty Amount relating to such Post-Closing Warranty Claim will not be applied to reduce the Basket in determining Purchaser's right to indemnification under this Article X, but shall reduce the Cap set forth in
Section 10.2, and all payments due to Purchaser (or the third party, if applicable) shall be paid by Seller or the Stockholder in cash within ten business days after the receipt by Seller or the Stockholder of the invoice associated with such warranty work. If the Seller Warranty Election is not made within such five-day period, Seller and the Stockholder shall be deemed to not have elected to pay the Warranty Amount relating to such Post-Closing Warranty claim, and Purchaser shall first apply the Warranty Amount against the Basket, and if such Warranty Amount, collectively with all other Damages, exceeds the Basket, Purchaser may pursue its indemnification rights under this Article X. Purchaser shall perform all warranty work relating to the Business after the Closing Date, whether or not it gives rise to an indemnification claim by Purchaser under this Article X, provided that such warranty work does not significantly interfere or disrupt Purchaser's operation of the Business, and shall charge Seller and the Stockholder at the labor rates set forth in SCHEDULE 10.6, plus Purchaser's cost for any materials used, plus 12% (the "WARRANTY AMOUNT").

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 TERMINATION.

      (a) This Agreement may be terminated at any time prior to the Closing:

            (i) By the mutual written consent of Purchaser and Seller;

            (ii) By Purchaser, if there has been a material violation or breach by Seller or the Stockholder of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Purchaser at the Closing, and such violation or breach has not been waived by Purchaser or, in the case of a covenant breach, cured by Seller within ten days after written notice thereof from Purchaser;

            (iii) By Seller, if there has been a material violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller at the Closing, and such violation or breach has not been waived by Seller or, in the case of a covenant breach, cured by Purchaser within ten days after written notice thereof from Seller;

            (iv) By Purchaser or Seller if the transactions contemplated hereby have not been consummated by February 28, 2001; PROVIDED, HOWEVER, that
      (i) neither Purchaser nor Seller will be entitled to terminate this Agreement pursuant to this Section 11.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

            (v) By Purchaser pursuant to Section 11.8(b).

      (b) In the event that this Agreement is terminated pursuant to Section 11.1(a), all further obligations of each party hereto under this Agreement (other than pursuant to Sections 11.4 and 8.3(b), which will continue in full force and effect) will terminate without further liability or obligation of any party to the other party hereunder; provided, HOWEVER, that no party will be released from liability hereunder for any (i) failure of such party to have performed its obligations hereunder prior to such termination or (ii) misrepresentation made by such party prior to such termination of any matter set forth herein.

      11.2 NOTICES. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

              (a)   If to Purchaser to:

                   AI Acquisition Corp.
                   c/o Benetech, Inc.
                   1851 Albright Road
                   Montgomery, IL 60538
                   Facsimile No.: (630) 844-0064
                   Attention:  Joseph J. Pircon

                    with copies to:

                   SKM Growth Investors
                   500 North Akard Street, Suite 3950
                   Dallas, TX 75201
                   Facsimile No.: (214) 740-3630
                   Attention:  F. Barron Fletcher, III

                   Jones, Day, Reavis & Pogue
                   2727 North Harwood Street
                   Dallas, TX 75201
                   Facsimile No.:  (214) 969-5100
                   Attention:  Michael Weinberg, Esq.

              (b)   If to Seller or the Stockholder, to:
                   ITEQ, Inc.
                   2727 Allen Parkway, Suite 760
                   Houston, TX  77019
                   Facsimile No.: (713) 522-1759
                   Attention:  William P. Reid

                    with a copy to:

                   Porter & Hedges, LLP
                   700 Louisiana Street, Suite 3500
                   Houston, TX 77002
                   Facsimile No.: (713) 228-4935
                   Attention: Chris A. Ferazzi, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

      11.3 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

      11.4 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and in consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, investment banker, legal advisor or similar person engaged by such party.

      11.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party hereto; PROVIDED, HOWEVER, that Purchaser may assign its rights and obligations under this Agreement to a wholly-owned Affiliate of Purchaser, it being understood that such assignment will not relieve Purchaser from its obligations hereunder. Any assignment in violation of the preceding sentence will be void AB INITIO.

      11.6 NO THIRD-PARTY BENEFICIARIES. Except as provided in Article X and
Section 11.5, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

      11.7 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws that might otherwise govern under principles of conflict of laws thereof.

      11.8 RISK OF LOSS. (a) From the date hereof through the Closing Date, all risk of loss or damage to the Purchased Assets will be borne by Seller.

      (b) If, before the Closing Date, all or any material portion of the Purchased Assets is damaged or destroyed by fire or other casualty, Seller will notify Purchaser promptly in writing of such fact. If Seller has not agreed to cure such damage or destruction or make a fair and equitable adjustment to the Purchase Price within 30 calendar days after its occurrence to the sole satisfaction of Purchaser, then Purchaser may terminate this Agreement pursuant to Section 11.1(a)(v).

      11.9 PUBLIC ANNOUNCEMENTS. From the date hereof until the Closing Date, Seller and Purchaser will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make any public statements with respect to this Agreement and the transactions contemplated hereby.

      11.10 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of Delaware and the federal courts of the United States of America located in such State. Each of the parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the

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jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 will be deemed effective service of process on such party.

      11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

      11.12 TABLE OF CONTENTS; HEADINGS. The table of contents and headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

      11.13 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

      11.14 SEVERABILITY; INJUNCTIVE RELIEF. (a) If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

      (b) The parties acknowledge and agree that the provisions of Sections 8.2 and 8.3(b) are reasonably necessary to protect the legitimate interests of Purchaser, its Affiliates and their businesses and Seller, its Affiliates and their businesses (in the case of Section 8.3(b) only) and that any violation of Sections 8.2 or 8.3(b) will result in irreparable injury to Purchaser and its Affiliates (or Seller and its Affiliates, in the case of Section 8.3(b) only), the exact amount of which will be difficult to ascertain and the remedies at Law for which will not be reasonable or adequate compensation to Purchaser and its Affiliates (or Seller and its Affiliates, in the case of Section 8.3(b) only) for such a violation. Accordingly, Seller agrees that if it violates any of the provisions of Section 8.2 or 8.3(b), and Purchaser agrees that if it violates any of the provisions of Section 8.3(b), in addition to any other remedy available at Law or in equity, Purchaser (or Seller, in the case of Section 8.3(b) only) will be entitled to seek specific performance or injunctive relief without posting a bond, or other security, and without the necessity of proving actual damages.

                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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      The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   AI ACQUISITION CORP.


                                   By:/S/ F. BARRON FLETCHER, III
                                      Name:  F. Barron Fletcher, III
                                      Title: President

                                   ITEQ, INC.


                                   By:/S/ WILLIAM P. REID
                                      Name:  William P. Reid
                                      Title: President, Chief Executive
                                             Officer and Secretary

                                   AMEREX INDUSTRIES, INC.


                                   By:/S/ WILLIAM P. REID
                                      Name:  William P. Reid
                                      Title: Secretary

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